Filed Pursuant to Rule 424(b)(5)
Registration No. 333-187587

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 22, 2013)

1,900,000 Shares

COMMON STOCK

We are offering 20,000 shares of our common stock, and the selling stockholders identified in this prospectus supplement are offering 1,880,000 shares of our common stock. We will not receive any proceeds from the shares of our common stock sold by the selling stockholders.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “UACL.” On April 25, 2014, the closing price of our common stock on the NASDAQ Global Select Market was $27.88 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-12 for a description of certain risks and uncertainties you should consider in evaluating an investment in our common stock.

	Per Share	Total
Public offering price	$26.00	$49,400,000
Underwriting discount	$0.468977	$891,058
Proceeds, before expenses, to us	$25.469500	$509,390
Proceeds, before expenses, to the selling stockholders	$25.531600	$47,999,408

One of the selling stockholders has granted the underwriter a 30-day option to purchase up to an additional 190,000 shares from him on the same terms set forth above. Delivery of the shares of common stock will be made on or about May 2, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

MORGAN STANLEY

The date of this prospectus supplement is April 29, 2014.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

In this prospectus supplement, “Universal,” the “Company,” “we,” “us,” “our,” and similar terms refer to Universal Truckload Services, Inc. and its direct and indirect subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated. References to our “common stock” refer to the common stock of Universal Truckload Services, Inc.

This prospectus supplement includes a discussion of risk factors and other special considerations applicable to this particular offering of securities. This prospectus supplement, and the information incorporated herein by reference, may also add, update or change information in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes. The estimates of market share and industry data and forecasts included in or incorporated by reference into this prospectus supplement and the accompanying prospectus have

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been obtained from industry publications and surveys. We believe the information contained in these industry publications and surveys and forecasts to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements identify prospective information. In some cases you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “plan,” “intend,” “may,” “should,” “will” and “would” or other similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. For examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, see “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in our common stock. Please read this entire prospectus supplement and the accompanying prospectus, including the risk factors, as well as the information incorporated by reference into this prospectus supplement and the accompanying prospectus, carefully.

COMPANY OVERVIEW

We are a leading asset-light provider of customized transportation and logistics solutions throughout the United States, Mexico and Canada. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, value-added, and intermodal services. Our customized solutions and flexible business model are designed to provide us with a highly variable cost structure.

Our transportation services include dry van, flatbed, heavy haul, dedicated, refrigerated, shuttle and switching operations as well as full service domestic and international freight forwarding, customs brokerage, final mile and ground expedite. We offer our customers brokerage transportation for greater service options and additional capacity. Our value-added services, which are typically dedicated to individual customer requirements, include material handling, consolidation, sequencing, sub-assembly, cross-dock services, kitting, repacking, warehousing and returnable container management. Intermodal operations include rail-truck, steamship-truck and support services.

In October 2012, we acquired LINC Logistics Company (“LINC”) whereby each outstanding share of LINC common stock was converted into the right to receive consideration consisting of 0.700 of a share of common stock of Universal and cash in lieu of fractional shares. This resulted in the issuance of 14,527,332 shares of Universal’s common stock and borrowings of approximately $149.1 million to repay LINC’s outstanding indebtedness and dividends payable. Universal and LINC were under common control, and as such, the financial statements of Universal have been retrospectively revised to reflect the accounts of LINC as if they had been consolidated for all previous periods. The acquisition significantly enhanced the Company’s position as a leading provider of third-party transportation, value-added and intermodal services.

In December 2013, we acquired Westport USA Holding, LLC (“Westport”) for $123.0 million in cash, subject to a working capital adjustment after closing. Pursuant to the terms of the Unit Purchase Agreement, Westport was acquired on a cash-free, debt-free basis. Based in Louisville, Kentucky, Westport provides value-added warehousing and component distribution services to U.S. manufacturers of Class 4-8 trucks, RVs and super-duty trucks. Westport also machines and distributes steering knuckles and axle components for the automotive industry.

We provide a comprehensive suite of transportation and logistics solutions that allow our customers and clients to reduce costs and manage their global supply chains more efficiently. We market our services through a direct sales and marketing network focused on selling our portfolio of transportation logistic services to large customers in specific industry sectors, through a network of agents who solicit freight business directly from shippers, and through Company-managed facilities and full service freight forwarding and customs house brokerage offices. At December 31, 2013, we had an agent network totaling approximately 415 agents, and we operated 58 Company-managed terminal locations and provided services at 43 logistics locations throughout the United States, Mexico and Canada.

We were incorporated in Michigan on December 11, 2001. Our common stock began trading on the NASDAQ Global Select Market under the symbol “UACL” on February 11, 2005, the date of our initial public offering. Our principal executive offices are located at 12755 E. Nine Mile Road, Warren, Michigan 48089, and our telephone number is (586) 920-0100. Our website address is www.goutsi.com. The information contained on, or accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

Our Industry

The transportation and logistics services industry involves the management and transportation of materials and inventory throughout the supply chain. The logistics industry is an integral part of the global economy. Global logistics costs in 2012 totaled $8.3 trillion, or 11.5% of global GDP, according to estimates by Armstrong & Associates.

According to the American Trucking Associations, or ATA, revenue in the trucking industry in 2012 was estimated at approximately $642.1 billion and accounted for more than 80% of domestic spending on freight transportation. The trucking industry is highly competitive on the basis of service and price and is integral to many industries operating in the United States. Customers generally choose truck transportation over other surface transportation modes due to the industry’s higher levels of reliability, shipment integrity and speed.

As supply chains have become more complex, many companies have outsourced logistics functions to third-party logistics (3PL) providers. U.S. 3PL revenues in 2012 totaled $141.8 billion, according to Armstrong & Associates. Through outsourcing, companies can realize the following benefits: reduced supply chain costs, minimization of investment in non-core assets, increased operational flexibility, access to greater visibility in the supply chain and improved customer service. We believe that increased globalization of trade, security and regulatory concerns, demand for greater supply chain integration and visibility and ongoing competitive pressures to reduce costs and improve customer service will continue to drive outsourcing decisions.

3PL providers deliver a number of services such as transportation, warehousing, supply chain management, inbound and outbound freight management, customs brokerage and distribution. In addition, 3PLs can provide other value-added services, ranging from packing and labeling to sequencing and sub-assembly, freight tracking and delivery, and ultimately, to fully embedded systems linked to customer enterprise resource planning suites that facilitate supply chain management. These services are aimed at improving supply chain efficiency and visibility, and differentiate 3PLs from transportation companies and basic warehousing operations.

We believe outsourcing of transportation and logistics services will continue to grow, including common outsourced logistics activities such as transportation, customs clearance, warehousing, shipment consolidation and freight forwarding. We also believe that companies will increasingly seek outsourced solutions for additional value-added logistics activities such as sub-assembly, sequencing, packaging, consolidation and deconsolidation and line-side inventory functions, creating attractive growth opportunities. As a result, we believe that larger, better-capitalized companies will have greater opportunities to gain market share and increase profit margins.

Our Operations

We broadly group our services into the following three service categories: transportation, value-added and intermodal support.

•

Transportation. Transportation services represented approximately $707.0 million, or 68.4%, of our operating revenues in 2013. We transport a wide variety of general commodities, including automotive parts, machinery, building materials, paper, food, consumer goods, furniture, steel and other metals on behalf of customers in various industries. We use a variety of general use and specialized trailer types.

Our transportation services are provided through a network of both union and non-union employee drivers, owner-operators, contract drivers, and third-party transportation providers. We broker freight to third-party transportation providers to complement our available capacity. Our transportation services also include full service international freight forwarding, customs house brokerage services and final mile and ground expedite services, which we refer to collectively as specialized services.

•	Value-added. Value-added services represented approximately $195.1 million, or 18.9%, of our operating revenues in 2013. We operate, manage or provide transportation services at 43 logistics locations as of December 31, 2013, in the United States, Mexico and Canada. Our facilities and services are often directly integrated into the production processes of our customers and represent a critical piece of their supply chains. Seventeen facilities are located inside customer plants or distribution operations; the other facilities are generally located close to our customers’ plants to optimize the efficiency of their component supply chains and production process. Our proprietary information technology platform is integrated with our customers’ and their vendors’ information technology networks, allowing real-time, end-to-end supply chain visibility. As a result of our close integration with our customers, most of our value-added services are contracted for the duration of our customers’ production programs, which typically last three to five years.

•	Intermodal support. Intermodal support services represented $131.4 million, or 12.7%, of our operating revenues in 2013. Our intermodal support services are primarily short-to-medium distance delivery of rail and steamship containers between the railhead or port and the customer and drayage services.

Our agreements with customers typically follow one of two patterns: transactional or contractual. Transactional agreements are associated with individual freight shipments coordinated by our agents, Company-managed terminals and specialized services operations. For the years ended December 31, 2013 and 2012, transactional arrangements generated 68.3% and 72.0%, respectively, of total revenues. Contractual agreements comprise the balance of our revenues and are for the delivery of value-added services or transportation services that are on an exclusive basis. The pricing structure of value-added services contracts, which often are three to five years in duration, compensate for the physical resources and labor that support material handling, sequencing, sub-assembly and various other value-added processes, including both variable-cost and fixed-price components. Contract-based transportation services relate to dedicated truckload services and typically have a contract term of one year. Contracts are priced as if we are paid on a round-trip basis, eliminating the need for us to acquire customers with freight moving in opposing lanes in order to maintain utilization of our equipment. Transportation and intermodal services revenue is primarily derived from fees charged based on miles, but also includes billing for fuel surcharges, loading and unloading activities, container management and other related services. Fuel surcharges, where separately identifiable, comprise $118.6 million and $115.2 million of our total operating revenues in 2013 and 2012, respectively. Fees charged to customers by our full service international freight forwarding and customs house brokerage are based on the specific means of forwarding or delivering freight on a shipment-by-shipment basis.

Asset-Light Strategy

We employ an asset-light business model that lowers our capital expenditure requirements and which we believe improves investment returns and cash flow generation. In general, our facilities used in our value-added services are leased on terms that are either substantially matched to our customers’ contracts or are month-to-month or are provided to us by our customers. We also utilize owner-operators and third-party carriers to provide a significant portion of our transportation and specialized services. Approximately 82% of the tractors and 50% of the trailers used in our business are provided by our owner-operators. In addition, our use of agents reduces our need for sizable terminals. The primary physical assets we provide include a portion of our trailer fleet, our intermodal depot facilities, sub-assembly and warehousing equipment, our headquarters facility and our management information systems.

We believe our asset-light business model is highly scalable and will continue to support our growth with comparatively modest capital expenditure requirements. Our asset-light model, combined with a disciplined approach to contract structuring and pricing, creates a highly flexible cost structure that allows us to expand and contract quickly in response to changes in demand from our customers. We believe that our business model offers the following advantages compared with primarily asset-based companies that own significant facilities and tractor fleets and use fixed employee sales and work forces:

•	Variable cost structure. We pay our agents and owner-operators a percentage of the revenue they generate, which gives us flexibility to quickly adjust to increases or decreases in customer demand. Substantially all of our operating facilities are either provided to us by customers, leased by us on a month-to-month basis, or leased by us on terms that match the related customer contracts to the greatest extent possible. This approach reduces our investment in fixed assets and enhances our operating flexibility. Additionally, our balanced labor structure, including union, non-union, and contract labor pools, allows us to provide customized and cost-effective solutions that accommodate our customers’ labor strategies. Having a high proportion of variable costs reduces our risks of making fixed payments on underutilized facilities, equipment and personnel and minimizes our exposure to fluctuating equipment values.

•	Targeted capital expenditures. Limiting our investment in facilities, tractors and trailers or, alternatively, recovering investment costs through customer contracts, reduces our capital needs and allows us to grow organically with relatively modest capital investment. This allows us to devote our financial resources to fund our expansion strategy, including acquisitions. As a percentage of operating revenues, our capital expenditures were 1.6%, 2.9% and 3.0% during each of the years ending December 31, 2013, 2012 and 2011, respectively.

•	Higher financial returns. Given similar operating performance, we believe that our low fixed costs and modest capital expenditure requirements will generate returns on investment that equal or exceed many of our asset-based competitors. We manage our business with a view toward enhancing these returns.

•	Entrepreneurial spirit. Our agents and owner-operators are business owners who are compensated based on the revenue they produce. We believe this portion of our model gives our agents a strong incentive to seek new revenue opportunities.

Although we believe our asset-light business model can generate above-average financial performance, there are certain disadvantages. Our significant use of owner-operators limits the pool of potential drivers and could constrain our growth. In addition, our variable cost structure does not allow us to take advantage of freight cycles to the extent possible with fixed investments in capacity. Thus, in times of high economic activity and increasing freight rates, our profitability may not expand as much as that of an asset-based carrier. Overall, however, we believe our extensive experience with this business model and our growth, profitability, and financial returns demonstrate that we have adequately managed these risks.

Growth Strategy

We believe that our flexible business model offers substantial opportunities to grow. By continuing to implement our strategy, we believe that we can continue to increase our revenues and profitability, while generating a higher return on assets than many of our asset-based competitors. The key elements of our strategy are as follows:

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Expand our network of agents and owner-operators. Increasing the number of agents and owner-operators has been a driver of our historical growth in transactional transportation services. We intend to continue to recruit qualified agents and owner-operators in order to penetrate new markets and expand our operations in existing markets. Our agents typically focus on a small number of shippers in a particular market and are attuned to the specific transportation needs of that core group of shippers, while remaining alert to growth opportunities. With their detailed knowledge of local trucking markets, our agents serve as a platform for recruiting additional owner-operators. In addition, we believe that the current environment of increasing costs and industry consolidation has created substantial uncertainty for agents, owner-operators and shippers. This uncertainty has led to a desire within these constituencies to associate themselves with a stable company that has an established market presence, and we have successfully converted small independent trucking companies into agents and owner-operators.

•	Continue to capitalize on strong industry fundamentals and outsourcing trends in the U.S. 3PL market. According to Armstrong & Associates, gross revenue for the U.S. 3PL market grew at a compound annual rate of 10.0% since 1996 to $141.8 billion in 2012. We believe long-term industry growth will be supported by manufacturers seeking to outsource non-core logistics functions to cost-effective third-party providers that can efficiently manage increasingly complex global supply chains. We intend to leverage our integrated suite of transportation and logistics services, our network of facilities in the United States, Mexico and Canada, our long-term customer relationships, and our reputation for operational excellence to capitalize on favorable industry fundamentals and growth expectations.

•	Target further penetration of key customers in the North American automotive industry. The automotive industry is one of the largest users of global outsourced logistics services, providing us growth opportunities with both existing and new customers. In 2013, this sector comprised approximately 34% of our operating revenues. We intend to capitalize on anticipated continued growth in outsourcing of higher value logistics services in the automotive sector such as sub-assembly and sequencing, which link directly into production lines and require specialized capabilities, technological expertise and strict quality controls. We believe we are well positioned to capitalize on this increased outsourcing activity as a result of our extensive experience and enduring customer relationships. We regularly pursue opportunities to further penetrate our core automotive customer base by leveraging our position in the supply chains of our Original Equipment Manufacturer (OEM) customers to extend our services to their suppliers and by cross-selling a wide range of transportation and specialized services to existing customers. For instance, these opportunities occur where we provide sequencing services from our facility to an OEM. Typically, our facility is located within five miles of the OEM’s plant. If the OEM requires its suppliers, which are often hundreds of miles away, to keep inventory near the plant and deliver small quantities of materials or goods several times a day, the suppliers may engage us to perform those services. This cross-selling of services has led to multiple vendor managed inventory contracts with the OEM’s suppliers. We are also targeting and expect to increase delivery of services to Tier I automotive component suppliers and foreign-owned automotive manufacturers operating in North America. We also expect to capitalize on opportunities to cross-sell additional logistics services to existing customers.

•	Continue to expand penetration in other vertical markets. We have provided highly complex value-added logistics services to automotive and other industrial customers for more than 20 years. We have developed standardized, modular systems for material handling processes and have extensive experience in rapid implementation and workforce training. These capabilities and our broad portfolio of logistics services are transferable across vertical markets. In recent years, we have successfully targeted other end-markets where we believe we can leverage the expertise we initially developed in the automotive sector. In addition to automotive, our targeted industries include aerospace, energy, government services, healthcare, industrial retail, consumer goods, and steel and metals. We believe our ability to provide a broad range of services in key markets in the U.S. and internationally provides us with additional growth platforms and cross-selling opportunities.

•

Expand our logistics services capabilities and geographical reach. We intend to continue to expand our portfolio of services in response to customer demands for greater innovation and responsiveness from their logistics providers. We will also continue to pursue high growth sectors within our specialized transportation services, such as expedited ground transportation and international freight forwarding. In addition, we intend to increase penetration of our services into other regions of the United States and in international markets, such as Mexico.

•	Expand our intermodal support services. We intend to continue to grow our intermodal support services by expanding our service offerings, acquiring or renting additional intermodal facilities and expanding our network of intermodal agents. We will evaluate future intermodal facility sites based on regional and international shipping volumes and market saturation. We currently operate 11 full service container yards located in the mid-western and south-western United States and own over 1,500 chassis and containers. Our facilities provide container and chassis inventory systems, full service repair facilities, and overhead lift capabilities. We believe that providing container and chassis management as well as bonded customs services will allow us the opportunity to provide additional services for our customers.

•	Continue to invest in technological advances to meet customer requirements. With continued outsourcing of supply chain activities, customers are requiring greater advances in information technology to support increasingly complex logistics solutions. We intend to continue to improve our proprietary IT system and expand the technology component of our service portfolio through a combination of internally and externally developed software. We believe that these ongoing technology investments will enhance the differentiation of our services relative to competing providers.

•	Grow our brokerage operations. We encourage our agents to generate shipping contracts above the levels that can be accommodated by our owner-operators and provide the training and management information systems that enable our agents to broker these contracts to third-party carriers. We intend to continue to grow this business both organically and through investments in management information systems and strategic acquisitions.

•	Make strategic acquisitions. The transportation and logistics industry is highly fragmented, with hundreds of small and mid-sized competitors that are either specialized in specific vertical markets, specific service offerings, or limited to local and regional coverage. We expect to selectively evaluate and pursue acquisitions that will enhance our service capabilities, expand our geographic network and/or diversify our customer base.

Recent Developments

On April 24, 2014, we issued a press release with respect to our financial results for our first quarter of 2014. This press release was furnished with the SEC in a Form 8-K on April 24, 2014. Our unaudited condensed consolidated financial statements included in the earnings press release have been incorporated by reference into this prospectus supplement.

Our registered independent public accounting firm did not review or perform other procedures with respect to these financial statements. Our registered independent public accounting firm has begun the process of reviewing our financial statements for the first quarter, but its review is not yet complete. While we currently expect that our financial statements for the quarter ended March 31, 2014, when completed, will be consistent with the financial statements included in our earnings press release for the quarter ended March 31, 2014, these numbers could change, including materially, from what is presented in the earnings release.

THE OFFERING

The summary below describes some of the terms of the offering. For a more complete description of our common stock, see “Description of Common Stock” in the accompanying prospectus.

Issuer	Universal Truckload Services, Inc.

Common stock offered by us	20,000 shares

Common stock offered by the selling stockholders	1,880,000 shares

Common stock to be outstanding after this offering	30,123,190 shares

Option to purchase additional shares	190,000 shares

Use of proceeds

We intend to use the net proceeds from this offering to pay expenses associated with the offering (including the expenses of the offering related to the offering of shares by the selling stockholders). After deducting the underwriting discount and estimated offering expenses payable by us, we do not anticipate that the Company will receive any remaining proceeds from the sale of our common stock in this offering. We will not receive any proceeds from sales by the selling stockholders in this offering.

NASDAQ Global Select Market symbol	UACL

Risk factors

Investing in our securities involves substantial risks. You should carefully consider the information under “Risk Factors” beginning on page S-12 and the other information included or incorporated by reference in this prospectus supplement before investing in our securities.

The number of shares of our common stock to be outstanding after the offering is based on 30,103,190 shares outstanding as of April 28, 2014 and does not include:

•	106,885 non-vested restricted shares of our common stock as of April 28, 2014; and

•	316,880 shares of our common stock reserved for future issuance under our 2004 Stock Incentive Plan as of April 28, 2014.

If the underwriter’s option to purchase additional shares is exercised, all shares of common stock to be sold pursuant to the option will be shares owned by one of the selling stockholders, and therefore, such exercise will not affect the number of shares of our common stock outstanding after the offering. Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional shares.

SELECTED HISTORICAL FINANCIAL DATA

The following tables set forth the selected historical financial and operating data as of and for the periods presented. In October 2012, Universal acquired LINC. Universal and LINC were under common control, and as such, the financial statements of Universal have been retrospectively revised to reflect the accounts of LINC as if they had been consolidated for all previous periods. The selected historical balance sheet data at December 31, 2013, 2012 and 2011 and the selected historical statement of income data for the years ended December 31, 2013, 2012, 2011 and 2010 have been derived from our audited consolidated financial statements which are incorporated by reference into this prospectus supplement and the accompanying prospectus or included in our previously filed Form 10-K for the year ended December 31, 2012. The selected historical balance sheet data at December 31, 2010 and 2009 and the selected historical statement of income data for the year ended December 31, 2009 have been combined for Universal and LINC, and derived from Universal’s audited consolidated financial statements and LINC’s audited consolidated financial statements. The selected historical financial and operating data presented below should be read in conjunction with the information included under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, each of which has been incorporated by reference into this prospectus supplement and the accompanying prospectus. The following financial and operating data may not be indicative of our future performance.

	Years ended December 31,
	2013		2012		2011		2010		2009
	(In thousands, except per share information, operating data and percentages)
Statements of Income Data:
Operating revenues		$1,033,492		$1,037,006		$990,672		$851,868		$681,653
Operating expenses:
Purchased transportation and equipment rent		560,024		592,493		581,980		498,296		397,296
Direct personnel and related benefits		178,441		163,069		145,841		122,502		95,373
Commission expense		39,248		42,157		42,593		39,457		34,744
Operating expenses (exclusive of items shown separately)		79,263		71,117		66,313		53,703		40,216
Occupancy expense		20,049		19,275		18,438		16,688		22,872
Selling, general, and administrative		33,046		41,159		29,865		30,463		26,640
Insurance and claims		19,242		20,342		21,843		20,768		20,452
Depreciation and amortization		19,686		18,237		17,731		17,539		17,307

Total operating expenses		948,999		967,849		924,604		799,416		654,900

Income from operations		84,493		69,157		66,068		52,452		26,753
Interest income		130		241		83		199		207
Interest expense		(4,166)		(4,224)		(2,241)		(1,593)		(1,826)
Other non-operating income (loss)		459		2,778		1,743		5,937		(846)

Income before provision for income taxes		80,916		67,952		65,653		56,995		24,288
Provision for income taxes		30,344		20,264		14,207		11,286		4,459

Net income		$50,572		$47,688		$51,446		$45,709		$19,829

Earnings per common share:
Basic		$1.68		$1.59		$1.71		$1.50		$0.65
Diluted		$1.68		$1.59		$1.71		$1.50		$0.65
Weighted average number of common shares outstanding:
Basic		30,064		30,032		30,121		30,445		30,509
Diluted		30,160		30,036		30,121		30,445		30,509
Dividends paid per common share		$0.14	$		$		$		$

Pre-merger dividends paid per common share	$			$1.00		$1.00	$			$1.00

	Years ended December 31,
	2013	2012	2011	2010	2009
	(In thousands, except per share information, operating data and percentages)
Balance Sheet Data (at end of period):
Cash and cash equivalents	$10,223	$2,554	$5,511	$9,773	$2,156
Total assets	$490,136	$327,369	$315,847	$294,841	$288,568
Total debt	$237,500	$146,000	$83,061	$63,544	$66,970
Pro Forma Data for Linc acquisition (unaudited):
Income before provision for income taxes		$67,952	$65,653	$56,995	$24,288
Pro forma provision for income taxes(1)		31,323	26,223	22,323	9,377

Pro forma net income		$36,629	$39,430	$34,672	$14,911

Pro forma earnings per share:
Basic		$1.22	$1.31	$1.14	$0.49
Diluted		$1.22	$1.31	$1.14	$0.49
Other Data:
Adjusted EBITDA(2)	$104,902	$97,645	$83,799	$69,991	$44,060
Operating margin(5)	8.2%	6.7%	6.7%	6.2%	3.9%
Adjusted operating margin(5)	8.2%	7.7%	6.7%	6.2%	3.9%
EBITDA(2)	104,179	87,394	83,799	69,991	44,060
EBITDA margin(5)	10.1%	8.4%	8.5%	8.2%	6.5%
Adjusted EBITDA margin(5)	10.2%	9.4%	8.5%	8.2%	6.5%
Return on average assets(6)	12.4%	14.8%	16.8%	15.7%	6.6%
Average number of employees	3,449	2,484	2,376	2,238	2,206
Average number of full time equivalents	1,786	2,182	1,605	1,135	766
Average number of tractors	4,123	3,999	4,024	3,989	4,072
Number of facilities managed(7)	43	39	37	29	27
Number of agents(8)	307	353	385	402	398
Revenue generated per loaded mile(9)	$2.96	$2.93	$2.75	$2.46	$2.26
Revenue generated per load(9)	$794	$775	$768	$720	$690
Average length of haul (in miles)(9)	269	265	279	292	306
Number of loads(9)	926,171	996,094	994,147	890,627	777,829
Fuel surcharge revenues (where separately identified)	$118,594	$115,208	$110,574	$67,429	$42,005

(1)	Pro forma provision for income taxes is computed to give effect to the termination of LINC’s S Corporation status and acquisition by Universal in October 2012. We assume blended statutory federal, state and local income tax rates of 46.1%, 39.9%, 39.2% and 38.6% in 2012, 2011, 2010 and 2009, respectively.
(2)

In addition to providing consolidated financial statements based on generally accepted accounting principles in the United States of America (GAAP), we are providing additional financial measures that are not required by or prepared in accordance with GAAP (non-GAAP). We present adjusted income from operations and adjusted EBITDA as supplemental measures of our performance. We define adjusted income from operations as income from operations adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, including transaction fees and other costs related to the acquisition of LINC and previous costs related to LINC’s capital market activity, which was terminated in the second quarter of 2012. We define EBITDA as net income plus (i) interest expense, net, (ii) provision for income taxes and (iii) depreciation and amortization, and less other non-operating income (loss). We define adjusted EBITDA as net income plus (i) interest expense, net, (ii) provision for income taxes and (iii) depreciation and amortization, and less other non-operating income (loss), further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, including transaction fees and other costs related to the acquisition of LINC and previous costs related to LINC’s capital market activity. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted income from operations and adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted income from operations and adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

In accordance with the requirements of the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure. Set forth below is a reconciliation of income from operations, the most comparable GAAP measure, to adjusted income from operations; and of net income, the most comparable GAAP measure, to EBITDA and adjusted EBITDA for each of the periods indicated:

	Years ended December 31,
	2013	2012	2011	2010	2009
	(In thousands, except per share information, operating data and percentages)
Adjusted income from operations
Income from operations	$84,493	$69,157	$66,068	$52,452	$26,753
Transaction and other costs(3)	723	8,369	—	—	—
Suspended capital markets activity(4)	—	1,882	—	—	—

Adjusted income from operations	$85,216	$79,408	$66,068	$52,452	$26,753

Adjusted EBITDA
Net income	$50,572	$47,688	$51,446	$45,709	$19,829
Provision for income taxes	30,344	20,264	14,207	11,286	4,459
Interest expense, net	4,036	3,983	2,158	1,394	1,619
Depreciation and amortization	19,686	18,237	17,731	17,539	17,307
Other non-operating (income) loss	(459)	(2,778)	(1,743)	(5,937)	846

EBITDA	104,179	87,394	83,799	69,991	44,060
Merger transaction costs(3)	723	8,369	—	—	—
Suspended capital markets activity(4)	—	1,882	—	—	—

Adjusted EBITDA	$104,902	$97,645	$83,799	$69,991	$44,060

We present adjusted income from operations and adjusted EBITDA in this prospectus supplement because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Adjusted income from operations and adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	Adjusted income from operations and adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted income from operations and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted income from operations and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted income from operations and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate adjusted income from operations and adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted income from operations and adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted income from operations and Adjusted EBITDA only supplementally.

(3)	Represents transaction fees and other costs incurred that were directly related to the acquisition of Westport in December 2013 and LINC in October 2012.
(4)	Represents expenses incurred as a result of LINC’s preparations for an IPO in early 2012. When the IPO efforts were abandoned in May 2012, the costs were then taken as a charge to income.
(5)	Operating margin, adjusted operating margin, EBITDA margin, and Adjusted EBITDA margin are computed by dividing income from operations, adjusted income from operations, EBITDA, and Adjusted EBITDA, respectively, by total operating revenues for each of the periods indicated.
(6)	Net income divided by total average assets during the period. Average assets are the sum of our total assets at the end of the fiscal year and our total assets at the end of the prior fiscal year divided by two.
(7)	Excludes storage yards, terminals and office facilities.
(8)	Includes only those agents who generated at least $100,000 in annual operating revenues during the period indicated.
(9)	Includes fuel surcharges, where separately identifiable, and excludes Universal Logistics Solutions, Inc., Universal Logistics Solutions International, Inc., and Central Global Express, Inc., in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies. Also excludes final mile delivery and shuttle service loads.

RISK FACTORS

An investment in our common stock involves significant risks. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Before you make an investment decision regarding the common stock, you should carefully consider the risks and uncertainties described herein and in our most recent Annual Report on Form 10-K, and in any updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks described in those documents are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of our common stock.

Risks Relating to Our Business

We rely extensively on owner-operators to provide transportation services to our customers. Continued reliance on owner-operators, as well as reductions in our pool of available driver candidates, could limit our growth.

The transportation services that we provide are frequently carried out by owner-operators who are generally responsible for paying for their own equipment, fuel and other operating costs. In addition, our owner-operators provide a substantial portion of the tractors used in our business. Owner-operators make up a relatively small portion of the pool of all truck drivers. Thus, continued reliance primarily on owner-operators could limit our ability to grow. In addition, the following factors recently have combined to create a difficult operating environment for owner-operators:

•	increases in the prices of new and used tractors;

•	a tightening of financing sources available to owner-operators for the acquisition of equipment;

•	high fuel prices;

•	increases in insurance costs; and

•	effects of some states and trade unions to classify owner-operators as employees.

In recent years, these factors have caused many owner-operators to join company-owned fleets or to exit the industry entirely. As a result of the smaller available pool of qualified owner-operators, the already strong competition among carriers for their services has intensified. Due to the difficult operating environment and intense competition, turnover among owner-operators in the trucking industry is high. Additionally, our agreements with our owner-operators are terminable by either party upon short notice and without penalty. Consequently, we regularly need to recruit qualified owner-operators to replace those who have left our fleet. If we are unable to retain our existing owner-operators or recruit new owner-operators, it could have a materially adverse effect on our business and results of operations.

In the event that the current operating environment for owner-operators worsens, we could adjust our owner-operator compensation package or, alternatively, acquire more of our own revenue equipment and seat it with employee drivers in order to maintain or increase the size of our fleet. The adoption of either of these measures could materially and adversely affect our financial condition and results of operations. If we are required to increase the compensation of owner-operators, our results of operations would be adversely affected to the extent increased expenses are not offset by higher freight rates. If we elect to purchase more of our own tractors and hire additional employee drivers, our capital expenditures would increase, and we would incur additional employee benefits costs, depreciation, interest, and/or equipment rental expenses. The financial return on our assets would decline and we would be exposed to the risks associated with implementing a different business model.

We rely heavily upon our agents to develop customer relationships and to locate freight, and the loss of any agent or agents responsible for a significant portion of our revenue could adversely affect our revenue and results of operations.

We rely heavily upon our agents to market our transportation services, to act as intermediaries with customers and to recruit owner-operators. Although we employ a small field management staff that maintains direct relationships with some of our larger, national customers and is responsible for supporting, coordinating and supervising our agents’ activities, the primary relationship with our customers generally is with our agents and not directly with us. We rely on verbal agreements with many of our agents and these verbal agreements do not obligate our agents to provide us with a specific amount of service or to refer freight exclusively to us. Our reliance on verbal agreements may increase the likelihood that we or our agents have a disagreement or a misunderstanding of our and their respective rights and obligations. In addition, in the event of a dispute with one of our agents, we may not be able to verify the terms of the agreement.

We compete with other trucking companies that utilize agent networks both to recruit quality agents and for the business that they generate, which typically involves both competition with respect to the freight rates that we charge shippers and the compensation paid to the agents. There can be no assurance that we will be able to retain our agents or that our agents will continue to refer to us the amount of business that they have in the past. If we were to lose the service of an agent or agents responsible for a significant portion of our operating revenues or if any such agent or agents were to significantly reduce the volume of business that they refer to us, it would have a materially adverse effect on our operating revenues and results of operations. Further, if we were required to increase the compensation we pay to agents in order to retain or maintain business volumes with them, our operating results would be adversely affected to the extent that we could not pass these increased costs on to our customers.

We rely on subcontractors or suppliers to perform their contractual obligations.

Some of our contracts involve subcontracts with other companies upon which we rely to perform a portion of the services we must provide to our customers. There is a risk that we may have disputes with our subcontractors, including disputes regarding the quality and timeliness of their work or customer concerns about a subcontractor. Failure by our subcontractors to perform the agreed-upon services or to provide on a timely basis the agreed-upon supplies may materially and adversely impact our ability to perform our obligations. A delay in our ability to obtain components and equipment parts from our suppliers may affect our ability to meet our customers’ needs, which could materially and adversely affect our financial condition and results of operations.

We self-insure for a significant portion of our potential liability for auto liability, workers’ compensation and general liability claims. One or more significant claims, our failure to adequately reserve for such claims, or the cost of maintaining our insurance, could have a materially adverse impact on our financial condition and results of operations.

We maintain workers’ compensation and general liability insurance with licensed insurance carriers. We also maintain auto liability insurance up to a limit of $1,000,000 per occurrence (or more in certain circumstances as required by a customer). We are self-insured for claims in excess of these limits and for all cargo, material handling and equipment damage claims.

The nature of our industry is that auto accidents occur and, when they do, they almost always result in equipment damage and they often result in injuries or death. If we experience claims that are not covered by our insurance or that exceed our reserves, or if we experience claims for which coverage is not provided, it could increase the volatility of our earnings and have a materially adverse effect on our financial condition and results of operations.

We expect our insurance and claims expense will continue to increase over historical levels, even if we do not experience an increase in the number of insurance claims. Insurance carriers have significantly raised premiums for many businesses, including trucking companies. If we decide to increase our insurance coverage in the future, our costs would be expected to further increase. A significant increase in insurance costs could materially and adversely affect our financial condition and results of operations.

Our current or future levels of indebtedness and our debt service obligations could harm our ability to operate our business, remain in compliance with debt covenants and make payments on our debt.

On December 19, 2013, we entered into a second amendment to our secured credit agreement in connection with the acquisition of Westport USA Holding, LLC which allows borrowings totaling up to $300.0 million. At December 31, 2013, $237.5 million was borrowed under the credit agreement. As a result of our recent acquisitions, we are leveraged and have significant debt service obligations. Our expected level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay when due the principal of, interest on or other amounts due in respect of such indebtedness. In addition, we may incur substantial additional debt from time to time to finance strategic acquisitions, investments, joint ventures, refinance existing debt or for other purposes, subject to the restrictions contained in the documents that will be governing our indebtedness. If we incur additional debt, the risks associated with our leverage, including our ability to service our debt, would increase.

Our debt could have other important consequences, which include, but are not limited to, the following:

•	a substantial portion of our cash flow from operations could be required to pay principal and interest on our debt;

•	our interest expense could increase if interest rates increase because the loans under our credit agreement would generally bear interest at floating rates;

•	our leverage could increase our vulnerability to general economic downturns and adverse competitive and industry conditions, placing us at a disadvantage compared to those of our competitors that are less leveraged;

•	our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry;

•	our failure to comply with the financial and other restrictive covenants in the documents governing our indebtedness could result in an event of default that, if not cured or waived, results in foreclosure on substantially all of our assets; and

•	our level of debt may restrict us from raising additional financing on satisfactory terms to fund strategic acquisitions, investments, joint ventures and other general corporate requirements.

We cannot be certain that our earnings will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If we do not have sufficient earnings, we may be required to seek to refinance all or part of our then existing debt, sell assets, borrow more money or sell more securities, none of which we can guarantee that we will be able to do and which, if accomplished, may adversely affect us.

Our business is subject to general economic and business factors that are largely out of our control, any of which could have a materially adverse effect on our operating results.

Our business is dependent upon a number of general economic and business factors that may have a materially adverse effect on our results of operations. Many of these are beyond our control, including new equipment prices and used equipment values, interest rates, fuel taxes, tolls, and license and registration fees, all of which could increase the costs borne by our owner-operators, and capacity levels in the trucking industry, particularly in the industry segments and geographic regions in which we operate.

We also are affected by recessionary economic cycles, changes in inventory levels, and downturns in customers’ business cycles, particularly in market segments and industries where we have a significant concentration of customers, such as automotive, steel and other metals, building materials and machinery. Economic conditions may adversely affect our customers, their need for our services, or their ability to pay for our services. Adverse changes in any of these factors could have a materially adverse effect on our business and results of operations.

We operate in the highly competitive and fragmented transportation and logistics industry, and our business may suffer if we are unable to adequately address factors that may adversely affect our revenue and costs relative to our competitors.

Numerous competitive factors could impair our ability to maintain our current profitability. These factors include the following:

•	we compete with many other truckload carriers and logistics companies of varying sizes, some of which have more equipment, a broader coverage network, a wider range of services and greater capital resources than we do;

•	some of our competitors periodically reduce their rates to gain business, especially during times of reduced growth rates in the economy, which may limit our ability to maintain or increase rates, maintain our operating margins or maintain significant growth in our business;

•	many customers reduce the number of carriers they use by selecting so-called “core carriers” as approved service providers, and in some instances we may not be selected;

•	some companies hire lead logistics providers to manage their logistics operations, and these lead logistics providers may hire logistics providers on a non-neutral basis which may reduce the number of business opportunities available to us;

•	many customers periodically accept bids from multiple carriers and providers for their shipping and logistic service needs, and this process may result in the loss of some of our business to competitors and/or price reductions;

•	the trend toward consolidation in the trucking and third-party logistics industries may create other large providers with greater financial resources and other competitive advantages relating to their size and with whom we may have difficulty competing;

•	advances in technology require increased investments to remain competitive, and our customers may not be willing to accept higher rates to cover the cost of these investments;

•	competition from internet-based and other brokerage companies may adversely affect our relationships with our customers and freight rates;

•	economies of scale that may be passed on to smaller providers by procurement aggregation providers may improve the ability of smaller providers to compete with us;

•	some areas of our service coverage requires trucks with engines no older than 2010 in order to comply with environmental rules; and

•	an inability to continue to access capital markets to finance equipment acquisition could put us at a competitive disadvantage.

Any decrease in demand for outsourced services in the industries we serve could reduce our revenue and seriously harm our business.

Our growth strategy is partially based on the assumption that the trend towards outsourcing logistics services will continue despite potentially adverse economic trends affecting our customers. Declines in sales volumes in the industries we serve may lead to a declining demand for logistics services.

Production volumes of our customers are sensitive to consumer demand as well as employee and labor relations. Declines in sales volumes, or the expectation of declines, could result in production cutbacks and unplanned plant shutdowns. Likewise, potential customers may see a risk, based on labor relations issues or other factors, in relying on third-party logistics service providers or may define these activities as their own core competencies and may seek means to deploy excess labor or other resources, and hence may prefer to perform logistics operations themselves. We therefore cannot assure you that the market for logistics services will not decline or will grow as we expect.

Other developments may also lead to a decline in the demand for our services by our customers. For example, consolidation or acquisitions, particularly involving our customers, may decrease the potential number of buyers of our services. Similarly, the relocation or expansion of our customers’ production operations in locations where we do not have an established presence, or where our competitive position is not as strong, may adversely affect our business, even if production increases worldwide, if we are not able to effectively service these customers in such locations. Any significant reduction in or the elimination of the use of the services we provide would result in reduced revenue and harm our business.

Many of our customers experience rapid changes in their prospects, substantial price competition and pressure on their profitability. Although such pressures can encourage outsourcing as a cost-reduction measure, they may also result in increasing pressure on us from our customers to lower our prices, which could negatively affect our business, results of operations, financial condition and cash flows.

Our profitability could be negatively impacted by downward pricing pressure from certain of our customers.

Given the nature of our services and the competitive environment in which we operate, our largest customers exert downward pricing pressure and often require modifications to our standard commercial terms. Due to their size and market concentration, some of our customers utilize competitive bidding procedures involving bids from a number of competitors or otherwise exert pressure on our prices and margins. Likewise, such customers’ increased bargaining power could have a negative effect on the non-monetary terms of our customer contracts, for example, in relation to the allocation of risk or the terms of payment. While we believe our ongoing cost reduction initiatives have helped mitigate the effect of price reduction pressures from our customers, there is no assurance that we will be able to maintain or improve our current levels of profitability.

Fluctuations in the price or availability of fuel and our ability to collect fuel surcharges may affect our ability to retain or recruit owner-operators.

Our owner-operators bear the costs of operating their tractors, including the cost of fuel and fuel taxes. The tractors operated by our owner-operators consume large amounts of diesel fuel. Diesel fuel prices fluctuate greatly due to economic, political and other factors beyond our control. For example, average weekly diesel fuel prices ranged from $3.82 per gallon to $4.16 per gallon in 2013, compared with $3.65 per gallon to $4.15 per gallon in 2012. To address fluctuations in fuel prices, we seek to impose fuel surcharges on our customers and pass these surcharges on to our owner-operators. These arrangements will not fully protect our owner-operators from fuel price increases. If costs for fuel escalate significantly it could make it more difficult to attract additional qualified owner-operators and retain our current owner-operators. Our owner-operators also may seek higher compensation from us in the form of higher commissions, which could have a materially adverse effect on our results of operations. If we lose the services of a significant number of owner-operators or are unable to attract additional owner-operators, it could have a materially adverse effect on our business and results of operations.

We may not be able to successfully execute our acquisition strategy, which could cause our business and future growth prospects to suffer.

An important component of our growth strategy is to pursue strategic acquisitions of transportation companies and third-party providers of logistic services that meet our acquisition criteria. We continue to explore and pursue these opportunities, and our growth plans are highly dependent upon being able to make strategic acquisitions. As a result, we regularly review potential acquisitions that meet this criteria, some of which would have a material impact on our business. However, suitable acquisition candidates may not be available on terms and conditions we find acceptable. In pursuing acquisitions, we compete with other companies, many of which may have greater resources than we do. If we are unable to secure sufficient funding for potential acquisitions, we may not be able to complete strategic acquisitions that we otherwise find desirable. Further, if we succeed in consummating strategic acquisitions, our business, financial condition and results of operations may be negatively affected because:

•	some of the acquired businesses may not achieve anticipated revenues, earnings or cash flows;

•	we may assume liabilities that were not disclosed to us or exceed our estimates;

•	we may be unable to integrate acquired businesses successfully and realize anticipated economic, operational, and other benefits in a timely manner, which could result in substantial costs and delays or other operational, technical or financial problems;

•	acquisitions could disrupt our ongoing business, distract our management and divert our resources;

•	we may experience difficulties operating in markets in which we have had no or only limited direct experience;

•	we may lose the customers, key employees, agents and owner-operators of the acquired company;

•	we may finance future acquisitions by issuing a material amount of common stock for some or all of the purchase price, which could dilute the ownership interests of our shareholders and negatively impact the trading price of our common stock;

•	we may incur additional debt related to future acquisitions; or

•	we may acquire companies that derive a portion of their revenues from asset-based operations and experience unforeseen difficulties in integrating this business model.

We may not realize the expected benefits of the Westport Acquisition because of integration difficulties and other challenges.

On December 19, 2013, we acquired Westport in a transaction pursuant to which Westport became our wholly owned subsidiary (the “Westport Acquisition”). The success of the Westport Acquisition will depend, in part, on our ability to integrate Westport’s business with our existing businesses. The integration process may be complex, costly and time-consuming. The difficulties of integrating the operations of Westport’s business include, among others:

•	failure to implement our business plan for the combined business;

•	unanticipated changes in applicable laws and regulations;

•	failure to retain key employees;

•	failure to retain customers and suppliers;

•	operating, competitive and market risks inherent in Westport’s business and our business;

•	the impact of the Westport Acquisition on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002; and

•	unanticipated issues, expenses and liabilities.

We may not accomplish the integration of Westport’s business smoothly, successfully or within the anticipated cost range or timeframe. The diversion of our management’s attention from our current operations to the integration effort and any difficulties encountered in combining operations could prevent us from realizing the full benefits anticipated to result from the Westport Acquisition and could adversely affect our business.

If we are unable to retain our executive officers, our business and results of operations could be harmed.

We are highly dependent upon the services of our executive officers and the officers of our operating subsidiaries. We do not maintain key-man life insurance on any of these persons. The loss of the services of any of these individuals could have a materially adverse effect on our operations and future profitability. We also need to continue to develop and retain a core group of managers if we are to realize our goal of expanding our operations and continuing our growth. The market for qualified employees can be highly competitive, and we cannot assure you that we will be able to attract and retain the services of qualified executives, managers or other employees.

We operate in a highly regulated industry and increased costs of compliance with, liability for violation of, or changes in, existing or future regulations could have a materially adverse effect on our business and our ability to retain or recruit owner-operators.

The U.S. Federal Motor Carrier Safety Administration, or FMCSA, and various state and local agencies exercise broad powers over our business, generally governing such activities as authorization to engage in motor carrier operations, safety and insurance requirements. Our owner-operators must comply with the safety and fitness regulations promulgated by the FMCSA, including those relating to drug and alcohol testing and hours-of-service. There also are regulations specifically relating to the trucking industry, including testing and specifications of equipment and product handling requirements. These measures could disrupt or impede the timing of our deliveries and we may fail to meet the needs of our customers. The cost of complying with these regulatory measures, or any future measures, could have a materially adverse effect on our business or results of operations.

In December 2011, the FMCSA published new final hours-of-service (HOS) rules, which they believe comply with a court imposed settlement agreement, allowing commercial motor carrier drivers to continue to drive up to 11 hours within a 14-hour workday and mandate at least 10 consecutive off-duty hours between workdays. The rule also allows drivers to continue to restart their calculations of weekly on-duty time limits after having at least 34 consecutive hours off-duty. We believe the FMCSA still favors a 10-hour driving limit, which would yield a loss of 1-hour of service from current standards, but they currently have insufficient research data to support such a change.

In December 2010, the FMCSA also initiated its Compliance Safety Accountability (CSA) initiative (formerly Comprehensive Safety Analysis 2010). The CSA system fundamentally changes the safety evaluation process for all motor carriers and includes a scope of enforcement to the driver/owner-operator level to make safety performance history more transparent to law enforcement and motor carriers. We believe the intent is to improve regulatory oversight of motor carriers and drivers.

We are also preparing for an anticipated change in the manner in which commercial drivers will be required to document their HOS. In March 2014, the FMCSA announced their proposal for a new regulation that will require Electronic Logging Devices (ELDs) to be installed in all commercial motor vehicles. The proposed rulemaking is in its required comment solicitation period. After the solicitation period ends, the rules (as may be modified during the solicitation period) will become a part of the FMCSA regulations and will apply to all motor carriers. The proposed rules have broad public and industry support, and we expect that the final rules will be issued within the next two years. We expect that the final rules will require us to use ELDs in all of our vehicles regardless of independent contractor ownership or Company ownership. This could affect our ability to retain certain independent contractors. We also expect that the final rules will address how motor carriers are to use the data collected by the ELD and will restrict contact with drivers during off-duty hours . This may present security concerns over Company assets and/or customer freight when drivers are not on-duty.

Advocacy groups may continue to challenge the final rulings of the FMCSA, and we are unable to predict how a court may rule on such challenges. We will continue to monitor the actions of the FMCSA.

Our operations are subject to various environmental laws and regulations, the violation of which could result in substantial fines or penalties.

Our operations involve the risks of fuel spillage and environmental damage, among others, and we are subject to various environmental laws and regulations. If we are involved in a spill or other accident involving hazardous substances, or if we are found to be in violation of applicable laws or regulations, we could be subject to substantial fines or penalties and to criminal and civil liability, which could have a materially adverse effect on our business and operating results. In addition, claims for environmental liabilities arising out of property contamination have been asserted against us from time to time. Such claims, in some instances, have been associated with businesses related to entities or facilities we acquired and have been based on conduct that occurred prior to our acquisition of those entities or facilities. While none of the claims identified to date have resulted in a material liability to us, additional environmental liabilities relating to any of our former operations or any entities or facilities we have acquired could be identified and give rise to claims against us involving significant losses. In addition, compliance with current and future environmental laws and regulations, such as those relating to carbon emissions and the effects of global warming, can be expected to have a significant impact on our transportation services and could adversely affect our business and results of operations.

A determination by regulators that our agents and owner-operators are employees could expose us to various liabilities and additional costs.

From time to time, tax and other regulatory authorities have sought to assert that independent contractors in the transportation services industry, such as our agents and owner-operators, are employees rather than independent contractors. There can be no assurance that these interpretations and tax laws that consider these persons independent contractors will not change or that these authorities will not successfully assert this position. If our agents or owner-operators are determined to be our employees, that determination could materially increase our exposure under a variety of federal and state tax, workers’ compensation, unemployment benefits, labor, employment and tort laws, as well as our potential liability for employee benefits. Our business model relies on the fact that our agents and owner-operators are not deemed to be our employees, and exposure to any of the above increased costs would have a materially adverse effect on our business and operating results.

Our business may be disrupted by natural disasters causing supply chain disruptions.

Natural disasters such as earthquakes, tsunamis, hurricanes, tornadoes, floods or other adverse weather and climate conditions, whether occurring in the United States or abroad, could disrupt our operations or the operations of our customers and could damage or destroy infrastructure necessary to transport products as part of the supply chain. These events could make it difficult or impossible for us to provide logistics and transportation services, disrupt or prevent our ability to perform functions at the corporate level, and/or otherwise impede our ability to continue business operations in a continuous manner consistent with the level and extent of business activities prior to the occurrence of the unexpected event, which could adversely affect our business and results of operations.

We are dependent on access to transportation networks.

We do not maintain all of our own transportation networks, and we rely on other third-party transportation service providers for some of our logistics services. Access to competitive transportation networks is important to logistics companies such as ourselves. We cannot assure you that we will always be able to ensure access to preferred third-party networks or that these networks will continue to meet our needs and allow us to remain competitive, in particular as compared with our large competitors with their own affiliated networks. If we are unable to ensure sufficient access to the most competitive domestic and international networks on a long-term basis, this could have a material adverse effect on our business and net sales, and the related operating results and operating cash flows.

Our business may be harmed by terrorist attacks, future war or anti-terrorism measures.

Federal, state and municipal authorities continue to implement and follow various security measures, including checkpoints and travel restrictions on large trucks. Such measures may have costs associated with them, which we or our owner-operators could be forced to bear, or may otherwise reduce the productivity of our owner-operators. For example, security measures imposed at bridges, tunnels, border crossings and other points on key trucking routes may cause delays and increase the non-driving time of our owner-operators, which could have a materially adverse effect on our operating results. Our international operations in Mexico and Canada may be affected significantly if there are any disruptions or closures of border traffic due to security measures. In addition, war, risk of war or a terrorist attack also may have an adverse effect on the economy. A decline in economic activity could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism or war also could affect our ability to raise capital. In addition, the insurance premiums charged for some or all of the coverage currently maintained by us could increase dramatically or such coverage could be unavailable in the future.

Our ability to grow may be affected if shippers refuse to use our services because we operate a portion of our business through agents and owner-operators.

In our experience, certain high-volume shippers have determined that their freight must be hauled by carriers that use company drivers and equipment. Such shippers believe that they can obtain a more homogenous fleet and more control over service standards. Such policies could prevent us from pursuing certain business opportunities, which could adversely affect our growth and results of operations.

Our intermodal business could be adversely affected by a decrease in the volume of international shipments.

A portion of our business comes from the intermodal segment of the transportation market, and we believe that by expanding our intermodal support services we have a substantial opportunity to grow our business. A decrease in intermodal transportation services resulting from general economic conditions or other factors such as work stoppages, price competition from other modes of transportation, or a disruption in steamship or rail service could have an adverse effect on these growth opportunities and have a materially adverse effect on our business.

Cyclicality and seasonality in our business and the impact of weather could adversely affect our quarterly operating results.

Our revenues and profitability are impacted by industrial demand. Most notably, our value-added services and dedicated transportation services, which comprise a significant component of our profitability, are somewhat dependent on North American automotive sales and the vehicle production schedules of our customers. The automotive market and other industrial markets are cyclical and depend on general economic conditions, interest rates and consumer spending patterns. These markets also have seasonal characteristics. Generally, demand for our value-added services delivered to existing customers increases during the second calendar quarter of each year as a result of the automotive industry’s spring selling season and decreases during the third quarter of each year due to the impact of scheduled OEM customer plant shutdowns in July for vacations and changeovers in production lines for new model years. Our value-added services business is also impacted in the fourth quarter by plant shutdowns during the December holiday period.

Additionally, our transportation services business, excluding dedicated transportation tied to specific customer supply chains, is generally impacted by decreased activity during the post-holiday winter season and, in certain states during hurricane season, because some shippers reduce their shipments and inclement weather impedes trucking operations or underlying customer demand. In addition, adverse winter weather conditions in regions where we operate can result in higher operating costs and customer service delivery challenges thereby adversely impacting our operating margin.

The impact of weather and these seasonal and cyclical effects on our operating results has historically and in the future may be ameliorated or exacerbated by the timing of the launch of new value-added projects or other customer relationships, or the termination of existing customer projects or relationships. All of these factors could materially and adversely affect our future quarterly operating results.

Our operations in Mexico and Canada make us vulnerable to risks associated with doing business in foreign countries.

As a result of our existing operations in Mexico and Canada, an increasing portion of our revenue and expenses are expected to be denominated in currencies other than U.S. dollars. International operations are subject to certain risks inherent in doing business abroad, including:

•	exposure to local economic and political conditions;

•	foreign exchange rate fluctuations and currency controls;

•	withholding and other taxes on remittances and other payments by subsidiaries;

•	investment restrictions or requirements; and

•	export and import restrictions.

Expanding our business in Mexico and Canada, and developing business relationships with manufacturers in such jurisdictions are important strategic elements. As a result, exposure to the risks described above may be greater in the future. The likelihood of such risks and their potential effect on us may vary from country to country and are unpredictable. However, any such occurrences could materially and adversely affect our financial condition and results of operations.

We may be subject to additional impairment charges due to further declines in the fair value of our equity securities.

We hold equity securities as short term investments. Holding equity securities subjects us to fluctuations in the market value of our investment portfolio based on current market prices. Marketable securities are carried at fair value and are marked to market at the end of each quarter, with the unrealized gains and losses, net of tax, included as a component of accumulated other comprehensive income, unless the declines in value are judged to be other-than-temporary, in which case an impairment charge is included in the determination of net income. During 2009, we recorded pre-tax other-than-temporary impairment charges of $1.3 million for marketable equity securities classified as available-for-sale. There have been no such charges since 2009. However, we may incur future impairment charges if declines in market values continue or worsen and impairments are no longer considered temporary.

We may be required to write down goodwill and other intangible assets, causing our financial condition and results to be negatively impacted.

When we acquire a business, a portion of the purchase price may be allocated to goodwill and other identifiable intangible assets. Goodwill represents the excess purchase price over the fair value of assets acquired in connection with our acquisitions. At December 31, 2013, our goodwill and other identifiable intangible assets were approximately $137.4 million. Under current accounting standards, if we determine goodwill or intangible assets are impaired, we would be required to write down the value of these assets. We are required to test goodwill for impairment annually or more frequently, whenever events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit with goodwill below its carrying amount. We annually test goodwill for impairment during the third fiscal quarter of each year. As a result of our impairment analysis, we have concluded that no impairment charge was necessary for the year ended December 31, 2013. However, we cannot provide assurance whether we will be required to take an impairment charge in the future. Any impairment charge would have a negative effect on our financial results.

Any disputes that arise between us and CenTra, an entity controlled by our majority shareholders, with respect to our past and ongoing relationships could harm our business operations.

Disputes may arise between CenTra, an entity controlled by our majority shareholders, and us in a number of areas relating to our past and ongoing relationships, including:

•	labor, tax, employee benefit, indemnification and other matters arising from our separation from CenTra;

•	employee retention and recruiting;

•	the nature, quality and pricing of transitional services CenTra has agreed to provide us; and

•	business opportunities that may be attractive to both CenTra and us.

We may not be able to resolve any potential conflicts and even if we do, the resolution may be less favorable than if we were dealing with an unaffiliated party. The agreements we have entered into with CenTra and with other affiliates controlled by our majority shareholders may be amended upon agreement between the parties.

Our revenue is somewhat dependent on North American automotive industry production volume, and may be negatively affected by future downturns in North American automobile production.

A significant portion of our larger customers are concentrated in the North American automotive industry. For the fiscal year ended December 31, 2013, 34% of our operating revenues were derived from customers in the North American automotive industry. Our business and growth largely depend on continued demand for its services from customers in this industry.

The global economic crisis that began in 2008 resulted in delayed and reduced purchases of automobiles. According to CSM Worldwide, light vehicle production in North America during 2009 decreased by 32% compared to 2008. As a result of plant closings and the general downturn in North American automobile production, the revenue we derive from customers in the North American automotive industry decreased from $303.4 million for the year ended December 31, 2007, to $168.5 million for the year ended December 31, 2009, a decline of more than 44%. Throughout the period 2008 to 2009, we experienced significant variability in our revenues from automotive industry customers, as General Motors and Chrysler restructured through bankruptcies, and other North American manufacturers re-scaled their operations to adjust to changing market demands.

These unprecedented conditions negatively impacted revenues in 2008 and 2009. Any future downturns in North American automobile production, which also impacts our steel and metals customers, may similarly affect revenues in future periods.

Our business derives a large portion of revenue from a few major customers, and the loss of any one or more of them as customers, or a reduction in their operations, could have a material adverse effect on our business.

A large portion of our revenue is generated from a limited number of major customers concentrated in the automotive, steel and metals, and energy industries. Our top 10 customers accounted for approximately 41.1% of our operating revenues for the year ended December 31, 2013. Our contracts with customers generally contain cancellation clauses, and there can be no assurance that these customers will continue to utilize our services or that they will continue at the same levels. Further, there can be no assurance that these customers will not be further affected by a future downturn in demand, which would result in a reduction in their operations and corresponding need for our services. Moreover, our customers may individually lose market share, apart from general economic trends. If our major customers lose U.S. market share they may have less need for services. A reduction in or termination of services by one or more of our major customers could have a material adverse effect on our business and results of operations.

Customer manufacturing plant closures could have a material effect on our performance.

We derive a substantial portion of our revenue from the operation and management of operating facilities, which are often located adjacent to a customer’s manufacturing plant and are directly integrated into the customer’s production line process. We may experience significant revenue loss and shut-down costs, including costs related to early termination of leases, causing our business to suffer if customers closed their plants or significantly modified their capacity or supply chains at a plant that we service.

In 2008 and 2009, we discontinued and closed operations at five locations in response to our customers closing their related manufacturing plants and recorded aggregate net shut-down charges of $4.8 million as a result of those closings. In December 2011, seven months after launching five new freight consolidation centers in Europe for the European subsidiary of a Tier I automotive supplier, we discontinued and closed the centers and recorded net shut-down charges of $0.9 million as a result of these closings. Our action was the result of lower-than-anticipated volumes through our customer’s European supply chain and the subsequent decision by our customer’s European subsidiary to substantially alter their overall approach to freight transportation. Although we do not currently operate any facilities linked to other announced plant closures, there can be no assurance that we will not be impacted by any future announcements of plant closures.

If our customers are able to reduce their total cost structure regarding their employees that provide internal logistics and transportation services, our business and results of operations may be harmed.

A major driver for customers to use third-party logistics providers instead of their own personnel is their inherent high cost of labor. Third-party logistics service providers such as us are generally able to provide such services more efficiently than otherwise could be provided “in-house” primarily as a result of our lower and more flexible employee cost structure. Historically, this has been the case in the U.S. automotive industry. If, however, the U.S. automotive industry, which has received concessions from the United Auto Workers and other unions, or any other industry we serve, is able to renegotiate the terms of its labor contracts or otherwise reduce its total cost structure regarding its employees, or if it has to make concessions as a result of pressure from the unions with which it deals, we may not be able to provide our customers with an attractive alternative for their logistics needs and our business and results of operations may be harmed. Furthermore, some of our customers view labor as affixed cost and when internal capacity demands are low, they may seek to substitute our services with internal resources to reduce overall cost. This may cause our service contracts to be modified significantly or not renewed.

We face a variety of risks relating to material handling services.

For certain value-added material handling services, we lease warehouses and distribution facilities on a long-term basis. In one situation, we also assumed employment arrangements from a customer. Such actions may require substantial investments in property, plant and equipment, personnel and management capacity. If we acquire or take over existing facilities of a customer or a competing provider, we may in some jurisdictions assume by operation of law all rights and obligations arising under the existing employment relationships between our customer or the competing provider and the employees employed at such facilities. This may result in additional costs and obligations to be incurred by us, such as wages and employee benefits, which may include severance or other employment-related obligations.

We commit facilities, labor and equipment on the basis of projections of future demand, and our projections may prove inaccurate as a result of changes in economic conditions or a decision by our customers to terminate or not to renew their contracts with us. We generally strive to minimize these risks for our dedicated warehouses and other assets by negotiating coterminous lease agreements, which have the same duration as that of the assets deployed to service the contract. Where we take assignment of existing employment relationships, we typically seek indemnities for employee service liabilities from the previous employer. Our revenue, cash flows and results of operations may be adversely affected if we are unable to secure terms coterminous with our customer commitments or to be indemnified for employee service liabilities. This could result in an impairment of assets and adversely affect our cash flow.

Under some of our third-party logistics agreements, we have agreed to reduce our prices over time in accordance with anticipated cost savings and efficiency improvements. If we are compelled to perform our contractual obligations on unfavorable terms (including when such anticipated cost savings and improvements are not realized), our results of operations could be adversely affected.

Our customers may terminate contracts before completion or choose not to renew contracts, which could adversely affect our business and reduce our revenue.

The terms of our customer contracts, particularly for value-added services, often range up to five years. Many of our customer contracts may be terminated by such customers with or without cause, with one to six months’ notice and in most cases without significant penalty. The termination of a substantial percentage of these contracts could adversely affect our business and reduce our revenue. Failure to meet contractual or performance requirements could result in cancellation or non-renewal of a contract. In addition, a contract termination or significant reduction in work assigned to us by a major customer could cause us to experience a higher than expected number of unassigned employees or other underutilized resources, which would reduce our operating margin until we are able to reduce or reallocate headcount or other overcapacity. We may not be able to replace any customer that elects to terminate or not renew its contract, which would adversely affect our business and revenues.

Our business is highly dependent on dynamic information technology.

The provision and application of information technology is an important competitive factor in the logistics industry. Among other things, our information systems must frequently interact with those of our customers and transportation providers. Our future success will depend on our ability to employ logistics software that meets industry standards and customer demands. Although there are redundancy systems and procedures in place, the failure of the hardware or software that supports our information technology systems could significantly disrupt client workflows and cause economic losses for which we could be held liable and which would damage our reputation.

We expect customers to continue to demand more sophisticated and fully integrated information technology systems from their logistics providers, which are compatible with their own information technology environment. In addition, our competitors may have or develop information technology systems that permit them to be more cost effective and otherwise better situated to meet customer demands than we are able to develop. Larger competitors may be able to develop or license information technology systems more cost effectively than we can by spreading the cost across a larger customer base, and competitors with greater financial resources may be able to develop or purchase information technology systems that we cannot afford. If we fail to meet the demands of our customers or protect against disruptions of both our and our customers’ operations, we may lose customers, which could seriously harm our business and adversely affect our operating results and operating cash flow.

We license a variety of software that is used in our information technology system. As a result, the success and functionality of our information technology is dependent upon our ability to continue to license the software platforms upon which it is built. There can be no assurances that we will be able to maintain these licenses or replace the functionality provided by this software on commercially reasonable terms or at all.

Additionally, while we are not aware of any pending infringement matters and we believe that we have all necessary licenses to implement our system, we could be subject to claims of infringement in the future. The failure to maintain these licenses or any significant delay in the replacement of, or interference in, our use of this software or any claims of infringement, even those without merit, could have a material adverse effect on our business, financial condition and results of operations.

A significant labor dispute involving us or one or more of our customers, or that could otherwise affect our operations, could reduce our revenues and harm our profitability.

A substantial number of our employees and of the employees of our largest customers are members of industrial trade unions and are employed under the terms of collective bargaining agreements. Each of our unionized facilities has a separate agreement with the union that represents the workers at only that facility. Labor disputes involving either us or our customers could affect our operations. If the United Auto Workers and our automotive customers and their suppliers are unable to negotiate new contracts and our customers’ plants experience slowdowns or closures as a result, our revenue and profitability could be negatively impacted. A labor dispute involving another supplier to our customers that results in a slowdown or closure of our customers’ plants to which we provide services could also have a material adverse effect on our business. Significant increases in labor costs as a result of the renegotiation of collective bargaining agreements could also be harmful to our business and our profitability. As of December 31, 2013, 1,774 of our 4,339 employees are subject to collective bargaining agreements, none of which are subject to contracts that expire in 2014.

In addition, strikes, work stoppages and slowdowns by our employees may affect our ability to meet our customers’ needs, and customers may do more business with competitors if they believe that such actions may adversely affect our ability to provide service. We may face permanent loss of customers if we are unable to provide uninterrupted service. The terms of our future collective bargaining agreements also may affect our competitive position and results of operations.

If we are unable to enter new business industries or segments successfully, our future growth prospects could suffer.

Our growth strategy requires us to enter into geographic or business markets in which we have little or no prior experience. In addition to the risks inherent in entering new markets or lines of business, our success in entering such new markets or businesses may be dependent on our ability to create new and appropriate business models. There can be no assurance that we will be able to develop successful business models that can adapt to new lines of businesses in which we have little or no experience.

Product recalls or isolated product liability claims may negatively impact our business, financial condition, results of operations and cash flows.

Recalls may result in decreased production levels due to (i) the automobile manufacturer focusing its efforts on addressing the problems underlying the recall, as opposed to generating new sales volume, and (ii) consumers’ electing not to purchase the automobiles manufactured by the manufacturers initiating the recall, or by automotive companies in general, while such recalls persist. Any reductions in the production volumes of our customers could have a material adverse impact on our business, financial condition and results of operations.

We provide sub-assembly services for certain customers in the United States and Mexico. In the ordinary course of operations, we manage charge-backs for non-conforming goods or service failure claims. To the extent that product recalls or isolated product liability claims are caused by or involve components we have sub-assembled, we may be subject to risk of loss or other damage claims in connection with such sub-assembly services. We are not involved in the design, development or specification of any components. Our customers purchase all components and also specify sub-assembly processes and related equipment. We do warrant that items assembled by us will be fit and sufficient for the particular purpose intended by our customer and will, in particular, achieve specific testing, assembly and data capture criteria established by our customer for the sub-assembly process, based on detailed interim and final testing. If we do not expressly modify or exclude language appearing in the general terms and conditions attached to its major customers’ purchase orders, such losses or claims could have a material adverse impact on our business, financial condition, results of operations and cash flows.

Risks Relating to the Offering and Ownership of Our Common Stock

The market price of our common stock may fluctuate and could be substantially affected by various factors.

The price of our common stock constantly changes. We expect that the market price of our common stock will continue to fluctuate. Our share price may fluctuate as a result of a variety of factors, many of which are beyond our control. Fluctuations may occur in response to the risk factors listed in this prospectus and for many other reasons, including:

•	actual or anticipated variations in earnings, financial or operating performance or liquidity;

•	our financial performance or the performance of our competitors and similar companies;

•	the public’s reaction to our press releases, other public announcements and filings with the Securities and Exchange Commission (SEC);

•	changes in estimates of our performance or recommendations by securities analysts;

•	failure to meet securities analysts’ quarterly and annual projections;

•	the impact of new federal or state regulations;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	the introduction of new services by us or our competitors;

•	the arrival or departure of key personnel;

•	acquisitions, strategic alliances or joint ventures involving us or our competitors;

•	technological innovations or other trends in our industry;

•	news affecting our customers, including Ford, General Motors and Chrysler;

•	operating and stock performance of other companies deemed to be peers;

•	regulatory or labor conditions applicable to us, our industry or the industries we serve;

•	market conditions in our industry, the industries we serve, the financial markets and the economy as a whole;

•	changes in our capital structure; and

•	sales of our common stock by us, our controlling shareholders or members of our management team.

In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of a particular company. These broad market fluctuations may cause declines in the market price of our common stock. When the market price of a company’s common stock drops significantly, shareholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs, including settlement costs or awards for legal damages, and could divert the time and attention of our management and other resources. The current market price of our common stock may not be indicative of future market prices.

Because Matthew T. Moroun and Manuel J. Moroun will continue to hold a controlling interest in us, the influence of our public shareholders over significant corporate actions will be limited and you may be unable to realize a gain on your investment in our shares of common stock.

After this offering assuming that all 1,880,000 shares are sold by the selling stockholders, it is expected that Matthew T. Moroun, the Chairman of our board of directors, Manuel J. Moroun, a member of our board of directors, and trusts controlled by Manuel J. Moroun and Matthew T. Moroun, will together own approximately

71.52% of our outstanding common stock or 70.89% of our outstanding common stock if the underwriter exercises its option to purchase an additional 190,000 shares from one of the selling stockholders. As a result, after this offering the Moroun family will continue to have the power to:

•	control all matters submitted to our shareholders;

•	elect our directors;

•	adopt, extend or remove any anti-takeover provisions that are available to us; and

•	exercise control over our business, policies and affairs.

This concentration of ownership could limit the price that some investors might be willing to pay in the future for shares of our common stock, and our ability to engage in significant transactions, such as a merger, acquisition or liquidation, will require the consent of the Moroun family. Conflicts of interest could arise between us and the Moroun family, and any conflict of interest may be resolved in a manner that does not favor us. Accordingly, these stockholders could cause us to enter into transactions or agreements of which you would not approve or make decisions with which you may disagree. Because of the Morouns’ level of ownership, we have elected to be treated as a controlled company in accordance with the rules of the NASDAQ Stock Market. Accordingly, we are not required to comply with NASDAQ Stock Market rules which would otherwise require a majority of our board to be comprised of independent directors and require our board to have a compensation committee and a nominating and corporate governance committee comprised of independent directors.

The Moroun family may continue to retain control of us for the foreseeable future and may decide not to enter into a transaction in which you would receive consideration for your common shares that is much higher than the cost to you or the then-current market price of those shares. In addition, the Moroun family could elect to sell a controlling interest in us to a third-party and you may not be able to participate in such transaction or, if you are able to participate in such a transaction, you may receive less than the then-current fair market value or the price you paid for your shares. Any decision regarding their ownership of us that the Moroun family may make at some future time will be in their absolute discretion, subject to applicable laws and fiduciary duties.

Sales of our common shares by the Moroun family or issuances by us in connection with future acquisitions or otherwise could cause the price of our common stock to decline or may dilute your ownership in us.

If the Moroun family sells a substantial number of shares of our common stock in the future, the market price of our common stock could decline. A perception among investors that these sales may occur could produce the same effect. After this offering, the Moroun family will continue to have rights, subject to specified conditions and the lock-up agreements entered into in connection with this transaction, to require us to include shares of common stock owned by them in registration statements that we may file. By exercising their registration rights and selling a large number of shares of common stock, the Moroun family could cause the price of our common stock to decline. Furthermore, the inclusion of shares of common stock held by the Moroun family in a registration statement initiated by us could impair our ability to raise needed capital by depressing the price at which we could sell our common stock.

One component of our business strategy is to make acquisitions. In the event of any future acquisitions, we could issue additional shares of common stock, which would have the effect of diluting your percentage ownership of our common stock and could cause the price of our common stock to decline.

In addition, the registration statement on Form S-3 (File No. 333-187587), of which this prospectus supplement is a part, provides for the potential issuance of shares of our common stock, preferred stock, debt securities, right and warrants up to an aggregate amount of $350,000,000 and the resale of shares of our common stock up to an aggregate amount of 6,517,485 shares. Following this offering we can potentially issue up to approximately $348,905,800 in such securities, and the Moroun family can potentially sell up to approximately

3,512,485 (and if the underwriter exercises its option to purchase additional shares in full, approximately 3,322,485) shares of our common stock pursuant to such registration statement. Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline or be depressed.

Our stock trading volume may not provide adequate liquidity for investors.

Although shares of our common stock are traded on the NASDAQ Global Select Market, the average daily trading volume in our common stock is less than that of other larger transportation and logistics companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of a sufficient number of willing buyers and sellers of the common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the daily average trading volume of our common stock, significant sales of the common stock in a brief period of time, or the expectation of these sales, could cause a decline in the price of our common stock. Additionally, low trading volumes may limit your ability to resell your shares at or above the offering price.

Our ability to pay regular dividends on our common stock is subject to the discretion of our board of directors and will depend on, among other things, our financial condition, results of operations, capital requirements, any covenants included in our credit facilities any legal or contractual restrictions on the payment of dividends and other factors the board of directors deem relevant.

We have adopted a cash dividend policy which anticipates a total annual dividend of $0.28 per share of common stock. However, the payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our financial condition, results of operations, capital requirements, any covenants included in our credit facilities any legal or contractual restrictions on the payment of dividends and other factors the board of directors deem relevant. As a consequence of these limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our common stock. Accordingly, you may have to sell some or all of your common stock after price appreciation in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell your common stock and you may lose the entire amount of the investment. Additionally, any change in the level of our dividends or the suspension of the payment thereof could adversely affect the market price of our common stock.

Our articles of incorporation and bylaws have, and under Michigan law are subject to, provisions that could delay, deter or prevent a change of control.

Our articles of incorporation and bylaws contain provisions that might enable our management to resist a proposed takeover of our Company. These provisions could discourage, delay or prevent a change of control of our Company or an acquisition of our Company at a price that our shareholders may find attractive. These provisions also may discourage proxy contests and make it more difficult for our shareholders to elect directors and take other corporate actions. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include:

•	a requirement that special meetings of our shareholders may be called only by our board of directors, the Chairman of our board of directors, our Chief Executive Officer or the holders of a majority of our outstanding common stock;

•	advance notice requirements for shareholder proposals and nominations; and

•	the authority of our board to issue, without shareholder approval, preferred stock with such terms as the board may determine, including in connection with our implementation of any shareholders rights plan, or “poison pill.”

In addition, certain provisions of Michigan law that apply to us could discourage, delay or prevent a change of control or acquisition of our Company.

USE OF PROCEEDS

After deducting the underwriting discount and estimated offering expenses payable by us, we do not anticipate that the Company will receive any remaining proceeds from the sale of our common stock in this offering. To the extent there are any remaining proceeds, they will be used for working capital and other general corporate purposes. Other than as described above, we cannot specify with certainty the particular uses for the net proceeds to be received upon the closing of this offering. Accordingly, we will have broad discretion in using the net proceeds of this offering.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. See “Selling Stockholders.” In addition, if the underwriter’s option to purchase additional shares is exercised, all shares of common stock to be sold pursuant to the option will be shares owned by one of the selling stockholders, and therefore, we will not receive any additional proceeds. We will pay the expenses associated with the sale of those shares of common stock other than the underwriting discounts and commissions attributable to the shares being sold pursuant to the Amended and Restated Registration Rights Agreement dated July 25, 2012 by and among the Company, Matthew T. Moroun, the Manual J. Moroun Revocable Trust U/A dated March 24, 1977, as amended and restated on December 22, 2004, and the MJ Moroun 2012 Annuity Trust, dated April 30, 2012.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2013:

•	on an actual basis; and

•	on an as-adjusted basis, to give effect to the sale of 20,000 shares of common stock offered by us at the public offering price of $26.00 per share in this offering, after deducting the underwriting discount and our estimated offering expenses.

You should read this table in conjunction with the information set forth under “Selected Historical Financial Data” and “Use of Proceeds,” included elsewhere in this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes to those statements, incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2013
	Actual	As Adjusted
	(Dollars in thousands, except share data)
Cash and cash equivalents	$10,223	$10,223
Total debt	$237,500	$237,500

Shareholders’ equity
Common stock, no par value. Authorized 100,000,000 shares; 30,746,067 shares issued, 30,114,324 outstanding, actual; 30,766,067 shares issued, 30,134,324 outstanding, as adjusted	$30,746	$30,766
Paid-in capital	$1,074	$1,054
Treasury stock, at cost; 631,743 shares	$(9,322)	$(9,322)
Retained earnings	$80,952	$80,952
Accumulated other comprehensive income:
Unrealized holding gain on available-for-sale securities, net of income taxes of $1,433	$2,476	$2,476
Foreign currency translation adjustments	$(361)	$(361)

Total shareholders’ equity	$105,565	$105,565

Total capitalization	$343,065	$343,065

The foregoing table excludes:

•	142,511 non-vested restricted shares of our common stock as of December 31, 2013; and

•	316,880 additional shares of our common stock reserved for future issuance under our 2004 Stock Incentive Plan as of December 31, 2013.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the NASDAQ Global Select Market under the symbol “UACL.” The following table shows the reported high and low sales prices of our common stock for the periods indicated.

Fiscal Period	High	Low
2014:
First Quarter	$32.99	$24.69
2013:
Fourth Quarter	$30.61	$26.17
Third Quarter	$28.65	$23.85
Second Quarter	$28.04	$22.65
First Quarter	$24.90	$16.67
2012:
Fourth Quarter	$18.40	$14.46
Third Quarter	$16.57	$12.46
Second Quarter	$15.95	$12.70
First Quarter	$19.08	$14.19

The closing price of our common stock as quoted through the NASDAQ Global Select Market on April 29, 2014 was $24.75 per share. As of such date, we had 30,103,190 shares outstanding. The number of shareholders of record on March 3, 2014, was 12; however, we estimate that we have a significantly greater number of shareholders because a substantial number of our common shares are held at The Depository Trust  & Clearing Corporation on behalf of our shareholders.

DIVIDEND POLICY

On July 24, 2013, our board of directors approved a new cash dividend policy, which anticipates a total annual dividend of $0.28 per share of common stock, payable in quarterly increments of $0.07 per share of common stock. Subsequent to the new cash dividend policy, the board of directors declared quarterly cash dividends of $0.07 per share of common stock totaling $0.14 per share of common stock during 2013, and declared a quarterly dividend during the first quarter of 2014 of $0.07 per share of common stock. On April 24, 2014, the board of directors declared a cash dividend of $0.07 per share of common stock for the second quarter that is payable to shareholders of record as of the close of business on May 5, 2014, and that is expected to be paid on May 15, 2014. Declaration of future cash dividends and the establishment of record and payment dates are subject to final determination by the board of directors each quarter after its review of our financial condition, results of operations, capital requirements, any legal or contractual restrictions on the payment of dividends and other factors the board of directors deems relevant.

Historically, we did not pay regular dividends, and no dividends or distributions on our common stock were paid during 2007, 2008 or 2010. However, on February 25, 2009, September 6, 2011 and again on March 16, 2012, the board of directors declared special cash dividends of $1.00 per common share.

SELLING STOCKHOLDERS

The following table sets forth information with respect to the number of shares of our common stock owned by the selling stockholders prior to this offering, the number of shares offered for sale by the selling stockholders under this prospectus supplement, and the number of shares of our common stock and the percentage of our common stock to be owned by the selling stockholders after completion of this offering, assuming that all shares offered by the selling stockholders are sold as contemplated herein. Ownership reflected in this table is based upon information provided to us by the selling stockholders and reflects holdings as of April 28, 2014.

The number of shares of our common stock beneficially owned by the selling stockholders includes shares of common stock that the selling stockholders can acquire within 60 days after April 28, 2014, through the exercise of any outstanding stock option or other right.

The selling stockholders are Manuel J. Moroun and the MJ Moroun 2012 Annuity Trust, dated April 30, 2012, of which Manuel J. Moroun is the grantor and Matthew T. Moroun is the trustee and a beneficiary. Manuel J. Moroun is a member of our board of directors and the father of Matthew T. Moroun. Matthew T. Moroun is the Chairman of the board of directors.

Information about selling stockholders and the number of shares that may be sold from time to time by a selling stockholder may change over time and will be updated in supplements to this prospectus if and when necessary.

Name	Common Stock Beneficially Owned as of April 28, 2014		Number of Shares Offered	Number of Shares Beneficially Owned After Offering(1)	Percentage of Shares Beneficially Owned After Offering(1)
Manuel J. Moroun	1,252,155	(2)	500,000	752,155	2.50%
MJ Moroun 2012 Annuity Trust, dated April 30, 2012	2,658,929	(3)	1,380,000	1,278,929	4.25%

(1)	Assumes that all shares offered by the selling stockholders are sold, there is no exercise by the underwriter of its option to purchase additional shares, and the number of shares outstanding is 30,123,190. If the underwriter exercises its option to purchase an additional 190,000 shares from Manuel J. Moroun, the “Number of Shares Beneficially Owned After Offering” for Manuel J. Moroun would be 562,155, representing a 1.87% ownership.
(2)	Includes all shares held of record by Manuel J. Moroun. Manuel J. Moroun is the beneficial owner of a total of 8,413,617 shares, including 1,252,155 held of record by Manuel J. Moroun and 7,161,462 held of record by the Manuel J. Moroun Revocable Trust.
(3)	Includes all shares held of record by the MJ Moroun 2012 Annuity Trust, dated April 30, 2012, of which Matthew T. Moroun is the trustee and a beneficiary. Matthew T. Moroun, as trustee, has sole voting and investment power over such shares. Matthew T. Moroun is the beneficial owner of a total of 15,011,215 shares, including the 2,658,929 shares held of record by the MJ Moroun 2012 Annuity Trust, dated April 30, 2012.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of our common stock. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect. State, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors, including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, persons that will hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction, and U.S. holders (as defined below) whose functional currency is not the U.S. dollar. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to taxpayers who will hold our common stock as “capital assets” (generally, property held for investment). Each potential investor should consult its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of our common stock.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax consequences relating to an investment in our common stock will generally depend upon the status of the partner and the activities of the partnership. If you are treated as a partner in such an entity holding our common stock, you should consult your tax advisor as to the particular U.S. federal income and estate tax consequences applicable to you.

U.S. Holders

The discussion in this section is addressed to a holder of our common stock that is a “U.S. holder” for U.S. federal income tax purposes. You are a U.S. holder if you are a beneficial owner of our common stock and for U.S. federal income tax purposes (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or of any State (or the District of Columbia); (iii) an estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; or (iv) a trust (a) if a United States court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (b) that has in effect a valid election under applicable Treasury regulations to be treated as a U.S. person.

Distributions

As discussed under “Dividend Policy” above, our board of directors has approved a new cash dividend policy, which anticipates a total annual dividend of $0.28 per share of common stock, payable in quarterly increments of $0.07 per share of common stock. Such distributions will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to our common stock exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the common stock, and thereafter as a capital gain, which will be a long-term capital gain if the U.S. holder has held such stock at the time of the distribution for more than one year.

Distributions constituting dividend income received by non-corporate U.S. holders in respect of our common stock are generally subject to taxation at a maximum rate of 20%, provided certain holding period requirements are satisfied. Distributions on our common stock constituting dividend income paid to U.S. holders that are U.S. corporations will generally qualify for the dividends received deduction, subject to various limitations.

Sale or redemption

A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution) or other disposition of our common stock equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in the shares so disposed. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

Information reporting and backup withholding

Information returns will be filed with the Internal Revenue Service, or IRS, in connection with payments of dividends and the proceeds from a sale or other disposition of common stock payable to a U.S. holder that is not an exempt recipient. Certain U.S. holders may be subject to backup withholding with respect to the payment of dividends on our common stock and to certain payments of proceeds on the sale or redemption of our common stock unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such U.S. holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner. U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Additional tax on net investment income

Certain types of investment income, including capital gain, dividends and interest (net of certain allowable deductions allocable to such investment income) may be subject to an additional 3.8% tax. This tax applies to non-corporate U.S. holders that meet certain income thresholds. Prospective U.S. holders should consult their own tax advisors regarding this additional tax.

Non-U.S. Holders

The discussion in this section is addressed to holders of our common stock that are “non-U.S. holders.” You are a non-U.S. holder if you are a beneficial owner of our common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) and not a U.S. holder for U.S. federal income tax purposes.

Distributions

Generally, distributions treated as dividends as described above under “U.S. Holders—Distributions” paid to a non-U.S. holder with respect to our common stock will be subject to a 30% U.S. federal withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Distributions that are effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if an income tax treaty requires, are attributable to a U.S. permanent establishment or fixed base of such holder) are generally subject to U.S. federal income tax on a net income basis and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected distributions received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be applicable under an income tax treaty.

For purposes of obtaining a reduced rate of withholding under an income tax treaty, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder’s country of residence and entitlement to tax treaty benefits. A non-U.S. holder can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form.

Sale or redemption

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or other disposition (other than a redemption, which may be subject to withholding tax or certification requirements under certain circumstances) of our common stock unless (i) the non-U.S. holder is a non-resident alien individual present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other conditions are met, (ii) the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if an income tax treaty requires, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder), or (iii) we are or have been during a specified testing period a “United States real property holding corporation” for U.S. federal income tax purposes, and certain other conditions are met.

We believe that we are not currently and will not become a United States real property holding corporation, or USRPHC, within the meaning of the Code. However, if we are considered a USRPHC at any time during the shorter of the period that a non-U.S. holder owned our common stock or the five-year period immediately preceding the holder’s disposition of our common stock, the holder may be subject to a tax on any gain realized on the disposition of shares of our common stock if our common stock is not regularly traded on an established securities market during the calendar year in which the disposition occurs. In that case, such non-U.S. holder also may be subject to a withholding tax on the proceeds from the disposition of the shares of our common stock. We expect that our common stock will be regularly traded on an established securities market and, therefore, the tax and the withholding tax described in the preceding two sentences would not apply to a disposition of shares of our common stock by a non-U.S. holder, except as provided below. Even if our common stock is regularly traded on an established securities market, the tax described above would apply to a non-U.S. holder’s disposition of our common stock if the holder owns (directly or under applicable constructive ownership rules) more than 5% of the total fair market value of all outstanding shares of our common stock at any time during the shorter of the period that the holder owned such common stock or the five-year period immediately preceding such disposition. The withholding tax described above, however, generally would not apply to that disposition.

Information reporting and backup withholding

Payment of dividends, and the tax withheld with respect thereto, is subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Under the provisions of an applicable income tax treaty or agreement, copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN (or other applicable form), or otherwise establish an exemption and the payor does not have actual knowledge or reason to know that the holder is a U.S. person that is not an exempt recipient.

Payment of the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries is subject to information reporting and, depending on the circumstances, backup withholding, unless the non-U.S. holder certifies that it is not a U.S. person on Form W-8BEN (or other applicable form), or otherwise establishes an exemption and the payor does not have actual knowledge or reason to know the holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against such non-U.S. holder’s U.S. federal income tax, which may entitle the non-U.S. holder to a refund, provided that the non-U.S. holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a non-U.S. holder who is required to furnish information but does not do so in the proper manner. Non-U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Future withholding tax on certain dividends and sales proceeds under the Foreign Account Tax Compliance Act

The relevant withholding agent generally may be required to withhold 30% of any dividends on our common stock paid after June 30, 2014 and the gross proceeds from a sale of our common stock made after December 31, 2016 to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. The United States has entered into agreements with certain foreign countries that modify these general rules. Holders may be asked by the applicable withholding agent to supply documentation to establish their status under these rules. Holders should consult their own tax advisers regarding the potential consequences to them of these rules, including the withholding tax.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement, the underwriter Morgan Stanley & Co. LLC has agreed to purchase from us and the selling stockholders all of the shares of common stock being offered.

Of the 1,900,000 shares to be purchased by the underwriter, 20,000 shares will be purchased from us and 1,880,000 shares will be purchased from the selling stockholders.

The underwriting agreement provides that the obligations of the underwriter are subject to various conditions, including approval of legal matters by counsel. The nature of the underwriter’s obligations commits the underwriter to purchase and pay for all of the shares of common stock listed above next to the underwriter’s name if any are purchased. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter expects to deliver the shares of common stock to purchasers on or about May 2, 2014.

Option to Purchase Additional Shares

One of the selling stockholders has granted a 30-day option to the underwriter to purchase up to a total of 190,000 additional shares of our common stock from the selling stockholder at the public offering price, less the underwriting discount payable by the selling stockholder, as set forth on the cover page of this prospectus supplement. If the underwriter exercises this option in whole or in part, then the underwriter will be committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of our common stock.

Indemnification of Underwriter

We and the selling stockholders, jointly and severally, will indemnify the underwriter against some civil liabilities contained in the underwriting agreement. If we or the selling stockholders are unable to provide this indemnification, we or the selling stockholders, as the case may be, will contribute to payments the underwriter may be required to make in respect of those liabilities.

No Sale of Similar Securities

We have agreed not to:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or securities convertible into or exercisable or exchangeable for any shares of common stock; or

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock,

and our directors and officers and the holders of a significant majority of the shares of our common stock outstanding prior to this offering have agreed that, without the prior written consent of the underwriter, they (or any of their affiliates or any person in privity with them or any of their affiliates) will not directly or indirectly:

•	offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock;

•	enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction is to be settled by delivery of the common stock or other securities, in cash or otherwise; or

•	publicly disclose the intention to do any of the foregoing,

in each case, for a period of 60 days after the date of this prospectus supplement; provided, however, that such 60-day restricted period is subject to extension if (i) during the last 17 days of the restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, in which case the restricted period will continue until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the underwriter waives the extension in writing.

In the case of our directors, officers and shareholders, the restrictions described in the immediately preceding paragraph applicable to such individuals will not apply to:

•	transfers of common stock by the holder as a selling stockholder in this offering;

•	transfers of common stock by the holder as a bona fide gift, to any trust for the benefit of the holder or a family member of the holder, to any family partnership or limited liability company if all of the partners or members of such family partnership or limited liability company are either holders or family members of holders, or with the prior written consent of the underwriter; or

•	establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for transfers of common stock, provided that (i) such plan does not provide for the transfer of common stock, and no such transfer is made, during the restricted period, and (ii) the establishment of such plan does not require or result in any public announcement being made during the restricted period.

Except for transfers related to securities acquired in this offering, any transferee under the excepted transfers above must agree in writing, prior to the transfer, to be bound by the lock-up agreements.

The underwriter may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

NASDAQ Global Select Market Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “UACL.”

Commissions and Discounts

The underwriter proposes to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and at this price less a concession not in excess of $0.20 per share of common stock to other dealers. After this offering, the offering price, concessions and other selling terms may be changed by the underwriter. Our common stock is offered subject to receipt and acceptance by the underwriter and to the other conditions, including the right to reject orders in whole or in part.

The following table shows the underwriting discounts and commissions that we and the selling stockholders are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Paid by Us		Paid by the Selling Stockholders
	No Exercise	Full Exercise	No Exercise	Full Exercise
Per Share	$0.53	$0.53	$0.47	$0.47
Total	$10,610	$10,610	$877,448	$978,243

Pursuant to the terms of the underwriting agreement, we have agreed to reimburse the underwriter for certain expenses. The expenses of the offering that are payable by us are estimated to be $     (excluding underwriting discounts and commissions).

Passive Market Making

In connection with the offering, the underwriter may engage in passive market-making transactions in the common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion and distribution. A passive market-maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market-maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Short Sales, Stabilizing Transactions and Penalty Bids

In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock during and after this offering. Specifically, the underwriter may engage in the following activities in accordance with the rules of the Securities and Exchange Commission.

Short sales. Short sales involve the sales by the underwriter of a greater number of shares than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriter’s option to purchase additional shares from us in this offering. The underwriter may close out any covered short position by either exercising their option to purchase shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. Naked short sales are any short sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

Stabilizing transactions. The underwriter may make bids for or purchases of the shares for the purpose of pegging, fixing, or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

Penalty bids. If the underwriter purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriter and selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

The transactions above may occur on the NASDAQ Global Select Market or otherwise. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares. If these transactions are commenced, they may be discontinued without notice at any time.

Discretionary Sales

The underwriter has informed us that they do not expect to confirm sales of common stock offered by this prospectus supplement to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Electronic Distribution

A prospectus in electronic format may be made available on the internet sites or through other online services maintained the underwriter participating in this offering, or by its affiliates. Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.

Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to us, for which they have in the past received, and may in the future receive, customary fees and reimbursement for their expenses. In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriter, is authorized to make any further offer of the shares on behalf of the sellers or the underwriter.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act, relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at http://www.goutsi.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our internet website copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. All reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Additionally, we incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of the securities offered hereby:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 14, 2014.

(b) Our Current Reports on Form 8-K/A and Form 8-K filed with the SEC on February 7, 2014 and April 28, 2014, respectively.

(c) The Unaudited Condensed Consolidated Statements of Income, the Unaudited Condensed Consolidated Balance Sheets, the Unaudited Summary of Operating Data and the Non-GAAP Financial Measures disclosure and related reconciliation contained in; and the first, second, third, eighth, ninth and tenth paragraphs of, in each case, the earnings release attached as Exhibit 99.1 to our Current Report on Form 8-K furnished to the SEC on April 24, 2014.

(d) The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 1, 2005, under Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or calling us at the following address:

Universal Truckload Services, Inc.

12755 E. Nine Mile Road

Warren, Michigan 48089

Attn: Corporate Secretary

(586) 920-0100

LEGAL MATTERS

The validity of the shares of common stock being offered by us and the selling stockholders in this offering will be passed upon for us by Bodman, PLC, Detroit, Michigan. Certain legal matters in connection with this offering will be passed upon for us by Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., Little Rock, Arkansas. Latham & Watkins LLP, Chicago, Illinois, advised the underwriter in connection with this offering of shares of common stock.

EXPERTS

The consolidated financial statements of Universal Truckload Services, Inc. as of December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein in reliance upon the reports of BDO USA, LLP, independent registered public accounting firm.

The consolidated financial statements of Universal Truckload Services, Inc. as of December 31, 2012, and for each of the years in the two-year period ended December 31, 2012, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and, with respect to the financial statements of LINC Logistics Company, which statements are included in the consolidated financial statements for the year ended December 31, 2011, the report of other auditors furnished to KPMG, incorporated by reference herein and upon the authority of said firms as experts in accounting and auditing.

The financial statements of LINC Logistics Company ended December 31, 2011, which is included in the financial statements of Universal Truckload Services, Inc. included in our Annual Report on Form 10-K for the year ended December 31, 2013, which Annual Report is incorporated by reference in this prospectus supplement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

The financial statements of Westport Axle Corporation as of December 31, 2012 and 2011, have been incorporated by reference herein in reliance upon the report of Mountjoy Chilton Medley LLP, independent registered public accounting firm.

PROSPECTUS

UNIVERSAL TRUCKLOAD SERVICES, INC.

$350,000,000

of

Common Stock

Preferred Stock

Debt Securities

Rights

Warrants

6,517,485 Shares

of

Common Stock

Offered by Selling Stockholders

We may offer and sell, from time to time, in one or more offerings, any combination of equity securities that we describe in this prospectus having a total initial offering price not exceeding $350,000,000. In addition, the selling stockholders identified in this prospectus and any of their pledgees, donees, transferees or other successors-in-interest may offer and sell, from time to time, up to 6,517,485 shares of our common stock, no par value. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. Neither we nor the selling stockholders are required to sell any of these securities.

This prospectus provides you with a general description of the securities that we or the selling stockholders may offer. We will file prospectus supplements and may provide other offering material at later dates that will contain specific terms of each issuance or sale of securities. These supplements may also add, update or change information contained in this prospectus.

You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “UACL.” On March 25, 2013, the last reported sale price of our common stock on the NASDAQ Global Select Market was $22.74 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 4 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

We or the selling stockholders may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

The date of this prospectus is May 22, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings. In addition, the selling stockholders identified in this prospectus and any of their pledgees, donees, transferees or other successors-in-interest may from time to time sell shares of our common stock in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We may provide a prospectus supplement containing specific information about the amounts, prices and terms of the securities for a particular offering. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless otherwise stated or the context otherwise requires, all references to “Universal Truckload Services, Inc.,” “Universal,” “the Company,” “we,” “our,” “us” and similar terms refer to Universal Truckload Services, Inc. and its consolidated subsidiaries, unless the context requires otherwise.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

FORWARD-LOOKING STATEMENTS

Some of the statements and assumptions in this Form S-3 are forward-looking statements. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those in the forward-looking statements. In some cases you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “plan,” “intend,” “may,” “should,” “will” and “would” or other similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or managements’ good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. For examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, see the documents described in the section below captioned “Risk Factors.”

Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at http://www.goutsi.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our internet website copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. All reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Additionally, we incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of the securities offered hereby:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 18, 2013.

(b) Our Current Report on Form 8-K, filed with the Commission on January 18, 2013.

(c) The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on February 1, 2005, under Section 12 of the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or calling us at the following address:

Universal Truckload Services, Inc.

12755 E. Nine Mile Road

Warren, Michigan 48089

Attn: Corporate Secretary

(586) 920-0100

THE COMPANY

Universal is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, Mexico and Canada. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, value-added, and intermodal services. Our customized solutions and flexible business model are designed to provide us with a highly variable cost structure.

Our transportation services include dry van, flatbed, heavy haul, dedicated, refrigerated, shuttle and switching operations as well as full service domestic and international freight forwarding, customs brokerage, final mile and ground expedite. We offer our customers brokerage transportation for greater service options and additional capacity. Our value-added services, which are typically dedicated to individual customer requirements, include material handling, consolidation, sequencing, sub-assembly, cross-dock services, kitting, repacking, warehousing and returnable container management. Intermodal operations include rail-truck, steamship-truck and support services.

In October 2012, we acquired LINC Logistics Company (“LINC”) whereby each outstanding share of LINC common stock was converted into the right to receive consideration consisting of 0.700 of a share of common stock of Universal and cash in lieu of fractional shares. This resulted in the issuance of 14,527,332 shares of Universal’s common stock and borrowings of approximately $149.1 million to repay LINC’s outstanding indebtedness and dividends payable. Universal and LINC were under common control, and as such, the financial statements of Universal included in our annual report on Form 10-K for the year ended December 31, 2012, have been retrospectively revised to reflect the accounts of LINC as if they had been consolidated for all previous periods. The acquisition significantly enhanced the company’s position as a leading provider of third party transportation, value-added and intermodal services.

We provide a comprehensive suite of transportation and logistics solutions that allow our customers and clients to reduce costs and manage their global supply chains more efficiently. We market our services through a direct sales and marketing network focused on selling our portfolio of transportation logistic services to large customers in specific industry sectors, through a network of agents who solicit freight business directly from shippers, and through company-managed facilities and full service freight forwarding and customs house brokerage offices. At December 31, 2012, we had an agent network totaling approximately 524 agents, and we operated 51 company-managed terminal locations and provided services at 39 logistics locations throughout the United States, Mexico and Canada.

We broadly group our services into the following three service categories: transportation, value-added and intermodal support.

•

Transportation. Transportation services represented approximately $741.7 million, or 71.5%, of our operating revenues in 2012. We transport a wide variety of general commodities, including automotive parts, machinery, building materials, paper, food, consumer goods, furniture, steel and other metals on behalf of customers in various industries. We use a variety of general use and specialized trailer types. Our transportation services are provided through a network of both union and non-union employee drivers, owner-operators, contract drivers, and third-party transportation providers. We broker freight to third party transportation providers to complement our available capacity. Our transportation services also include full service international freight forwarding, customs house brokerage services, and final mile and ground expedite services, which we refer to collectively as specialized services.

•

Value-added. Value-added services represented approximately $175.0 million, or 16.9%, of our operating revenues in 2012. We operate, manage or provide transportation services at 39 logistics locations in the United States, Mexico and Canada. Our facilities and services are often directly integrated into the production processes of our customers and represent a critical piece of their supply chains. Nineteen facilities are located inside customer plants or distribution operations; the other facilities are generally located close to our customers’ plants to optimize the efficiency of their component supply chains and production process. Our proprietary information technology platform is integrated with our customers’ and their vendors’ information technology networks, allowing real-time, end-to-end supply chain visibility. As a result of our close integration with our customers, most of our value-added services are contracted for the duration of our customers’ production programs, which typically last three to five years.

•

Intermodal support. Intermodal support services represented $120.3 million, or 11.6%, of our operating revenues in 2012. Our intermodal support services are primarily short-to-medium distance delivery of rail and steamship containers between the railhead or port and the customer and drayage services.

We were incorporated in Michigan on December 11, 2001. Our common stock began trading on the NASDAQ Global Select Market under the symbol “UACL” on February 11, 2005, the date of our initial public offering. Our principal executive offices are located at 12755 E. Nine Mile Road, Warren, Michigan 48089, and our telephone number is (586) 920-0100. Our website address is www.goutsi.com. The information contained on, or accessible through, our website is not a part of this registration statement.

RISK FACTORS

An investment in our securities involves significant risks. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Before you make an investment decision regarding the securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in any updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks described in those documents are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each series of securities we or our selling stockholders offer may contain a discussion of additional risks applicable to an investment in us and the securities we or the selling stockholders are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the proceeds from the sale of the securities described in this prospectus for general corporate purposes. Pending such use, we may temporarily invest the proceeds or use them to reduce indebtedness. We may also invest funds which are not required immediately in short-term marketable securities. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

We do not calculate a ratio of earnings to fixed charges and preferred stock dividends at this time because no shares of our preferred stock are issued and outstanding as of the date of this prospectus. If we offer shares of preferred stock under this prospectus, we will, at that time, provide a ratio of earnings to fixed charges and preferred stock dividends in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, debt securities, rights and warrants that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

When we use the terms “security” or “securities” in this prospectus, we mean any of the securities we or the selling stockholders may offer with this prospectus, unless we say otherwise.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and the provisions of our Articles of Incorporation and Bylaws. It also summarizes relevant provisions of the Michigan Business Corporation Act, which we refer to as Michigan law, or the “MBCA.” Since the terms of our Articles of Incorporation, Bylaws and Michigan law are more detailed than the general information provided below, we urge you to read the actual provisions of those documents and Michigan law. The following summary of our capital stock is subject in all respects to Michigan law, our Articles of Incorporation and our Bylaws. If you would like to read our Articles of Incorporation or Bylaws, these documents are on file with the SEC, as described under the heading “Where You Can Find More Information.”

General

The authorized capital stock of the Company consists of 100,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value. As of March 4, 2013, there were 30,685,441 shares of our common stock issued and 30,053,912 shares of our common stock outstanding and no shares of our preferred stock were issued and outstanding. Our common stock is listed on the NASDAQ Global Select Market.

Common Stock

All of the outstanding shares of our common stock are fully paid and nonassessable.

Voting Rights. Each holder of our common stock is entitled to cast one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Holders of our common stock have no cumulative voting rights.

Dividends. Holders of our common stock are entitled to receive dividends or other distributions declared by the board of directors. The right of the board of directors to declare dividends is subject to the right of any holders of our preferred stock and the availability under Michigan law of sufficient funds to pay dividends.

Liquidation Rights. If the Company is dissolved, our common shareholders will share ratably in the distribution of all assets that remain after we pay all of our liabilities and satisfy our obligations to the holders of any of our preferred stock.

Preemptive and Other Rights. Holders of our common stock have no preemptive rights to purchase or subscribe for any stock or other securities of the Company, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

Transfer Agent. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

The board of directors is authorized to issue shares of our preferred stock at any time, without shareholder approval. It has the authority to determine all aspects of those shares, including the following:

•	the designation and number of shares;

•	the dividend rate and preferences, if any, which dividends on that series of preferred stock will have compared to any other class or series of our capital stock;

•	the voting rights, if any;

•	the conversion or exchange privileges, if any, applicable to that series;

•	the redemption price or prices and the other terms of redemption, if any, applicable to that series; and

•	any purchase, retirement or sinking fund provisions applicable to that series.

Any of these terms could have an adverse effect on the availability of earnings for distribution to the holders of our common stock or for other corporate purposes. We have no agreements or understandings for the issuance of any shares of preferred stock.

Provisions That May Discourage Takeovers

Michigan law and our Bylaws contain provisions that may have the effect of discouraging transactions involving an actual or threatened change of control. These provisions could protect the continuity of our directors and management and possibly deprive shareholders of an opportunity to sell their shares of common stock at prices higher than the prevailing market prices. The following description is subject in its entirety to applicable Michigan law and our Articles of Incorporation and Bylaws.

Ownership of Controlling Shares by the Moroun Family. As of March 4, 2013, our Chairman, Matthew T. Moroun, and trusts controlled by Matthew T. Moroun and his father, Manuel J. Moroun, own in the aggregate 24,549,832 shares, or 81.69%, of our outstanding common stock. Ownership of this block of shares by the Moroun family could render it more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and possibly deprive other shareholders of an opportunity to sell their shares at prices higher than the prevailing market prices.

Availability of Authorized but Unissued Shares. All of our preferred stock and a substantial amount of our common stock is authorized but unissued and not reserved for any particular purpose. Our board of directors may issue shares of authorized common or preferred stock without shareholder approval. If our board of directors decides to issue shares to persons friendly to current management, this could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. Authorized but unissued shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company, including dilution through a shareholder rights plan of the type commonly known as a “poison pill,” which the board of directors could adopt without a shareholder vote.

Issuance of Preferred Stock. In addition, our board of directors could issue preferred shares having voting rights that adversely affect the voting power of our common shareholders, which could have the effect of delaying, deferring or impeding a change in control of the Company.

No Cumulative Voting. Under Michigan law, shareholders do not have cumulative voting rights for the election of directors unless the Articles of Incorporation so provide. Our Articles of Incorporation do not provide for cumulative voting.

Limitations on Nomination of Directors. Under our Bylaws, in order for a shareholder to nominate a candidate for director, notice of the nomination must be given to us not less than 90 days before the first anniversary of the preceding year’s annual meeting. The shareholder submitting the notice of nomination must describe various matters as specified in our Bylaws, including the name, age and address of each proposed nominee, his or her occupation, the number of shares held by the nominee and any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of the nominee.

Limitation on Calling Special Meetings of Shareholders. Michigan law allows the board of directors or officers, directors or shareholders authorized in our corporation’s Bylaws to call special meetings of shareholders. Our Bylaws provide that a special meeting may be called by our board of directors, the Chairman of the Board or the Chief Executive Officer or shall be called by the Chief Executive Officer or Secretary at the request of shareholders holding a majority of the shares of stock entitled to vote at the proposed special meeting. Business to be transacted at a special meeting is limited by our Bylaws to the purpose or purposes stated in the notice of the meeting.

Business Combinations

We are subject to Chapter 7A of the MBCA, which provides that a business combination subject to Chapter 7A between a covered Michigan corporation or any of its subsidiaries and a beneficial owner of shares entitled to 10% or more of the voting power of such corporation generally require the affirmative vote of 90% of the votes of each class of stock entitled to vote, and not less than 2/3 of each class of stock entitled to vote (excluding voting shares owned by such 10% owner), voting as a separate class. Such requirements do not apply if (1) the corporation’s board of directors approves the transaction prior to the time the 10% owner becomes such or (2) the transaction satisfies certain fairness standards, certain other conditions are met and the 10% owner has been such for at least five years. Chapter 7A business combinations include, among other transactions, mergers, significant asset transfers, certain disproportionate issuances of shares to an interested shareholder, certain reclassifications and recapitalizations disproportionately favorable to such shareholder, and the adoption of a plan of liquidation or dissolution in which such a shareholder would receive anything other than cash. Chapter 7A does not cover business combinations effected by purchase of shares from other shareholders in the open market or acquired through a tender offer.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms and provisions of the debt securities we may offer under this prospectus and one or more prospectus supplements. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may issue senior, senior subordinated, or subordinated, debt securities. Senior securities will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. Senior subordinated securities will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated indebtedness. Subordinated securities will be subordinated in right of payment to senior subordinated securities.

We need not issue all debt securities of one series at the same time. Unless we provide otherwise, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We will issue the senior debt securities and senior subordinated debt securities under a senior indenture, which we will enter into with the trustee to be named in the senior indenture, and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We use the term “indenture” or “indentures” to refer to both the senior indenture and the subordinated indenture. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and we may supplement the indenture from time to time. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. We have filed a form of indenture as an exhibit to this registration statement, of which this prospectus forms a part. The terms of the senior indenture and subordinated indenture will be substantially similar, except that the subordinated indenture will include provisions pertaining to the subordination of the subordinated debt securities and senior subordinated debt securities to the senior debt securities and any of our other senior securities. The following statements relating to the debt securities and the indenture are summaries only, are subject to change, and are qualified in their entirety to the detailed provisions of the indenture, any supplemental indenture, and any prospectus supplements.

General

The debt securities will be our direct obligations. We may issue debt securities from time to time and in one or more series as we may establish by resolution or as we may establish in one or more supplemental indentures. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series. We may issue debt securities with terms different from those of debt securities that we previously issued.

We may issue debt securities from time to time and in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, relating to any series of debt securities being offered, the initial offering price and the following terms of the debt securities:

•	the title of the debt securities;

•	the series designation and whether they are senior securities, senior subordinated securities, or subordinated securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate amount of the series of debt securities;

•

the price or prices (expressed as a percentage of the aggregate principal amount) at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon the maturity of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index, or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place where principal, interest, and any additional amounts will be payable and where the debt securities can be surrendered for transfer, exchange, or conversion;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, preferred stock, or any other security or property;

•	if convertible, the initial conversion price, the conversion period, and any other terms governing such conversion;

•	any subordination provisions or limitations relating to the debt securities;

•	any sinking fund requirements;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	whether we will issue the debt securities in certificated or book-entry form;

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whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•	the designation of the currency, currencies, or currency units in which payment of principal of, premium, and interest on the debt securities will be made;

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if payments of principal of, and interest and any additional amounts on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, and interest and any additional amounts on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index, or financial index;

•	any applicability of the defeasance provisions described in this prospectus or any prospectus supplement;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities in respect of any tax, assessment, or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

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any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner, and place for them to be authenticated and delivered;

•	any securities exchange on which we will list the debt securities;

•	any restrictions on transfer, sale, or other assignment;

•	any provisions relating to any security provided for the debt securities;

•	any provisions relating to any guarantee of the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for or convertible into shares of our common stock or other securities or property. The terms, if any, on which the debt securities may be exchanged for or converted into shares of our common stock or other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock or other securities or property to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting, and other considerations applicable to original issue discount securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and interest and any additional amounts on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms, and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and any covenants applicable to the debt securities being offered.

Payments and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and interest and any additional amounts on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder, or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Form, Transfer, and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a depositary that will be named in the prospectus supplement or a nominee of the depositary (as a “book-entry debt security”), or a certificate issued in definitive registered form (as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. Certificated debt securities may be transferred or exchanged by the holder at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Certificated debt securities and the right to receive the principal of, and interest and any additional amounts on, certificated debt securities may be transferred only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder, or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants.

Except as described in this prospectus or any applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities, and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee, and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and interest and any additional amounts on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee, and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming, or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Merger, Consolidation, and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, we may not merge with or into or consolidate with, or convey, transfer, or lease all or substantially all of our properties and assets to, any person (a “successor person”), and we may not permit any person to merge into, or convey, transfer, or lease its properties and assets substantially as an entirety to us, unless the following applies:

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either (a) the company is the surviving entity or (b) the successor person is a corporation, partnership, trust, or other entity organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions that may be set forth in the applicable prospectus supplement are met.

This covenant would not apply to any recapitalization transaction, a change in control of us, or a transaction in which we incur a large amount of additional debt unless the transactions or change in control included a merger, consolidation, or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change in control of us, or a transaction in which we incur a large amount of additional debt.

Events of Default Under the Indenture

Unless we provide otherwise in the applicable prospectus supplement, an “event of default” will mean, with respect to any series of debt securities, any of the following:

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the Company defaults in the payment of interest on any security of that series or any coupon appertaining thereto or any additional amount payable with respect to any security of that series when the same becomes due and payable and such default continues for a period of 30 days;

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the Company defaults in the payment of the principal of or any premium on any security of that series when the same becomes due and payable at its maturity or on redemption or otherwise, or in the payment of a mandatory sinking fund payment when and as due by the terms of the securities of that series, and in each case such default continues for a period of 10 days;

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the Company defaults in the performance of, or breaches, any covenant or warranty of the Company in the indenture with respect to any security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and such default or breach continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

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the Company pursuant to or within the meaning of any bankruptcy law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors;

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a court of competent jurisdiction enters an order or decree under any bankruptcy law that (A) is for relief against the Company in an involuntary case, (B) appoints a custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 90 days; or

•

any other event of default provided with respect to debt securities of that series that is included in any supplemental indenture or is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency, or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

At any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving the following:

•	our failure to pay the principal of, and interest and any additional amounts on, any debt security; or

•	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a responsible officer of the trustee unless the default has been cured or waived. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any holder of any such outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability, or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may, however, refuse to follow any discretion that conflicts with the indenture or any law or which may be unduly prejudicial to the holders of the debt securities of the applicable series not joining in the discretion.

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, except as provided in the subordination provisions, if any, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest or additional amounts on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture, or, in the event of noncompliance, specify the noncompliance and the nature and status of the noncompliance.

Modification of Indenture and Waiver

Except as specified below, modifications and amendments to the indenture require the approval of not less than a majority in principal amount of our outstanding debt securities.

Changes Requiring the Unanimous Approval. We and the trustee may not make any modification or amendment to the indenture without the consent of the holder of each affected debt security then outstanding if that amendment will have any of the following results:

•	reduce the rate of or extend the time for payment of interest, including default interest, on any debt security;

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reduce the principal of or any additional amounts on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, and interest or any additional amounts on, any debt security, except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration;

•	make the principal of, or interest or any additional amounts on, any debt security payable in currency other than that stated in the debt security;

•	change the place of payment on a debt security;

•	change the currency or currencies of payment of the principal of, and any premium, make-whole payment, interest, or additional amounts on, any debt security;

•	impair the right to initiate suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture, to waive compliance with certain provisions of an indenture, or to waive certain defaults;

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reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

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make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security;

•	waive a redemption payment with respect to any debt security; or

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and interest and any additional amount on, those debt securities, the right of holders to institute suit for the enforcement of any payment, or the right of holders to waive past defaults.

Changes Not Requiring Approval of Debt Holders. We and the trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

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to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

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to add, change, or eliminate any provisions of the indenture, provided that any addition, change, or elimination (a) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any debt security with respect to such provision, or (b) shall become effective only when there are no outstanding debt securities;

•	to establish additional series of debt securities;

•	to secure previously unsecured debt securities;

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to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock, or other securities or property;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

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to cure any ambiguity, defect, or inconsistency in the indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture;

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to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

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to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

A vote by holders of debt securities will not be required for clarifications and certain other changes that would not adversely affect holders of the debt securities.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series; to replace stolen, lost, or mutilated debt securities of the series; and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal, interest, and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants. Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in the applicable prospectus supplement. The conditions include, among others, the following:

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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal, interest, and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

If we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

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direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

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obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Guarantees

Our payment obligations under any series of debt securities may be guaranteed by us or one or more of our subsidiaries. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of the following:

•	the indebtedness ranking senior to the debt securities being offered;

•	any restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	any restrictions on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock, or other securities or property of our Company will be described in the applicable prospectus supplement. These terms will include the following:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder, or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

•	the means of calculating the number of shares of our common stock, preferred stock, or other securities or property of our Company to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations, or similar transactions, as set forth in the applicable prospectus supplement.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

If less than all the debt securities of any series are to be redeemed or purchased in an offer to purchase at any time, the trustee will select the debt securities of that series to be redeemed or purchased as follows: (1) if the securities of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the debt securities of that series are listed, or (2) if the debt securities of that series are not listed on a national securities exchange, on a pro rata basis, by lot, or by such other method as the trustee deems fair and appropriate.

Except as otherwise provided as to any particular series of debt securities, at least 30 days but not more than 60 days before a redemption date, we or the trustee will mail a notice of redemption to each holder whose debt securities are to be redeemed. From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of Michigan, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF RIGHTS

In this section, we describe the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the right to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Documents Incorporated by Reference” and “Where You Can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF WARRANTS

We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms. If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•	the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each share of preferred stock;
•	the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

•	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants. Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Documents Incorporated by Reference” and “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

SELLING STOCKHOLDERS

We are registering for resale certain shares of our common stock, which may be sold from time to time by the selling stockholders. The term “selling stockholders” includes the stockholders listed below and their pledgees, donees, transferees or other successors-in-interest. The selling stockholders may sell some, all or none of the shares of common stock as they deem appropriate, and they are under no obligation to sell any of their shares.

The following table sets forth information with respect to the number of shares of our common stock owned by the selling stockholders prior to this offering, the number of shares that may be offered under this prospectus by the selling stockholders, and the number of shares of our common stock and the percentage of our common stock to be owned by the selling stockholders after completion of this offering, assuming that all shares offered by the selling stockholders are sold as contemplated herein. Ownership reflected in this table is based upon information provided to us by the selling stockholders and reflects holdings as of March 4, 2013.

Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to shares shown as beneficially owned by them. The number of shares of our common stock beneficially owned by the selling stockholders includes shares of common stock that the selling stockholders can acquire within 60 days after March 4, 2013, through the exercise of any outstanding stock option or other right. The percentage of common stock owned after the offering is based on 30,053,912 shares of our common stock outstanding as of March 4, 2013.

The selling stockholders are Matthew T. Moroun and trusts controlled by Matthew T. Moroun and Manuel J. Moroun, respectively, as listed in the table below. Matthew T. Moroun is the Chairman of the Board of Directors and Manuel J. Moroun is a member of the Board of Directors.

Information about the selling stockholders and the number of shares that may be sold from time to time by the selling stockholders may change over time and will be updated in supplements to this prospectus if and when necessary.

Name	Common Stock Beneficially Owned as of March 4, 2013 (1)		Number of Shares Offered	Number of Shares Beneficially Owned After Offering (2)		Percentage of Shares Beneficially Owned After Offering (2)
Matthew T. Moroun	17,388,370	(3)	1,517,485	15,870,885	(3)(4)	52.81	%(3)(4)

MJ Moroun 2012 Annuity Trust, dated April 30, 2012	5,036,084	(3)	3,000,000	2,036,084		6.77%

Manuel J. Moroun Revocable Trust U/A/D 3/24/77, as amended and restated on December 22, 2004	7,161,462	(5)	2,000,000	5,161,462	(5)	17.17%

(1)	Matthew T. Moroun is the son of Manuel J. Moroun. Matthew T. Moroun, individually and in his capacity as trustee of the MJ Moroun 2012 Annuity Trust, dated April 30, 2012, and Manuel J. Moroun, in his capacity as trustee of the Manuel J. Moroun Revocable Trust U/A/D 3/24/77, as amended and restated on December 22, 2004, have agreed to vote their shares as a group. Each of Matthew T. Moroun and Manuel J. Moroun, in each of his respective capacities, disclaims beneficial ownership of the shares held of record by the other.
(2)	Assumes that all shares offered by the selling stockholder are sold and no shares are issued by the Company.
(3)	Includes all shares held of record by the MJ Moroun 2012 Annuity Trust, dated April 30, 2012, of which Matthew T. Moroun is the trustee and a beneficiary. Matthew T. Moroun, as trustee, has sole voting and investment power over such shares.

(4)	Assumes that only the shares offered by Matthew T. Moroun are sold and no shares offered by the MJ Moroun 2012 Annuity Trust are sold. If all shares offered by Matthew T. Moroun and the MJ Moroun 2012 Annuity Trust are sold, the number of shares beneficially owned by Matthew T. Moroun after the offering would be 12,870,885 shares, or 42.83% of the shares of our common stock outstanding as of March 4, 2013.
(5)	All shares are held of record for the benefit of Manuel J. Moroun by the Manuel J. Moroun Revocable Trust U/A/D 3/24/77, as amended and restated on December 22, 2004. Manuel J. Moroun, as trustee, has sole voting and investment power over such shares.

PLAN OF DISTRIBUTION

Either we or the selling stockholders may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us, or the selling stockholders, or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•

on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market in the case of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each time that this prospectus is used to sell our securities, we will also provide an accompanying prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the public offering price;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If underwriters are used in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If dealers are used in the sale of securities, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. Offers to purchase the securities directly may be solicited, and we or the selling stockholders may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If agents are used in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we or the selling stockholders sell directly, no underwriters, dealers or agents would be involved. We or the selling stockholders will not make an offer of securities in any jurisdiction that does not permit such an offer.

From time to time, each of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by each of them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of the selling stockholder’s shares offered under this prospectus will decrease as and when it takes such action. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus and any applicable prospectus supplement may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the donees, transferees, assignees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed any necessary supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the donee, pledgee, transferee, assignee or other successor in interest as a selling stockholder under this prospectus.

We or the selling stockholders may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in the common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The selling stockholders and any underwriters, dealers and agents that participate in any distribution of securities will be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Because the selling stockholders will be deemed to be underwriters within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We or the selling stockholders may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us or the selling stockholders on a future date at a specific price. This type of contract may be made only with institutions specially approved by us or the selling stockholders. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

The selling stockholders may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with a selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares of common stock. The selling stockholders may also loan or pledge the common stock offered by the selling stockholders under this prospectus to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon a default may sell or otherwise transfer the common stock so pledged.

Each series of securities will be a new issue of securities. Our common stock is listed on the NASDAQ Global Select Market. Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business. The selling stockholders have agreed to indemnify us against specified liabilities.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., Little Rock, Arkansas. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Universal Truckload Services, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and, with respect to the financial statements of LINC Logistics Company, which statements are included in the consolidated financial statements as of and for the two year period ended December 31, 2011, the report of other auditors furnished to KPMG, incorporated by reference herein and upon the authority of said firms as experts in accounting and auditing.

The financial statements of LINC Logistics Company as of December 31, 2011 and for each of the years in the two-year period ended December 31, 2011, which are included in the financial statements of Universal Truckload Services, Inc. included in the Annual Report on Form 10-K of Universal Truckload Services, Inc. for the year ended December 31, 2012, which Annual Report is incorporated by reference in this registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

Universal Truckload Services, Inc.

PROSPECTUS SUPPLEMENT

Until May 23, 2014 (25 days after the date of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.